UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

TRANSCODE THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED MAY 8, 2026
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on          , 2026
          , 2026
To our Stockholders:
We are pleased to invite you to attend our Special Meeting of Stockholders to be held virtually on       ,       , 2026, at        a.m., Eastern Time (the “Special Meeting”).
At the Special Meeting, we will ask you to consider the following proposals:
(1)
Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the potential issuance of our Common Stock, par value $0.0001 per share (“Common Stock”) upon conversion of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share, and the Company’s Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share;

(2)
Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635(a), the potential issuance of our Common Stock upon conversion of the Company’s Series C Non-Voting Convertible Preferred Stock, par value $0.0001 per share;

(3)
Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635(d), the potential issuance of shares of our Common Stock pursuant to the SEPA (as defined below) and Convertible Notes (as defined below);

(4)
Approval of the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate; and

(5)
the transaction of any other business that may properly come before the Special Meeting or any adjournment thereof.

The Board of Directors unanimously recommends that stockholders vote “FOR” each of Proposal 1, Proposal 2, Proposal 3 and Proposal 4. The Board’s reasons for seeking approval of each of the proposals are set forth in the attached Proxy Statement. The Company does not expect a vote to be taken on any other matters at the Special Meeting or any adjournment or postponement thereof.
The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to listen to the Special Meeting, submit your questions, and vote during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/        shortly prior to the scheduled start of the meeting and entering the 16-digit control number found on the proxy card or voting instruction form.
Each of the proposals was approved by the Board and requires the affirmative vote of the majority of the votes cast by the holders of our eligible shares present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on such proposals (other than the votes required to be excluded in accordance with Nasdaq rules described below).
Only stockholders of record of our eligible shares are entitled to receive notice of, and to vote at, the Special Meeting or any adjournments thereof. The Board has fixed the close of business on       , 2026 (the “Record Date”) as the record date for determining the stockholders of record entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof. Notwithstanding the foregoing, in accordance with Nasdaq Listing Rule 5635 and IM-5635-2, “Interpretative Material Regarding the Use of Share Caps to Comply with Rule 5635,” (i) 83,285 shares of Common Stock that were issued to DEFJ, LLC pursuant to that certain Membership Interest Purchase Agreement, dated as of October 8, 2025, by and between us and DEFJ, prior to the Record Date will not be entitled to vote such stock (the “DEFJ Excluded Stock”) for Proposal 1. Any votes cast “FOR” or “AGAINST” Proposal 1 attributable to any of the DEFJ Excluded Stock will be disregarded for purposes of determining whether Proposal 1 is approved and (ii) 33,334 shares of Common

Stock that were issued to YA II PN, LTD (“Yorkville”) pursuant to that certain Standby Equity Purchase Agreement, dated as of April 6, 2026, by and between us and Yorkville, prior to the Record Date will not be entitled to vote such stock (the “Yorkville Excluded Stock”) for Proposal 3. Any votes cast “FOR” or “AGAINST” Proposal 3 attributable to any of the Yorkville Excluded Stock will be disregarded for purposes of determining whether Proposal 3 is approved.
Your vote on these proposals is critical. Whether or not you plan to participate in the meeting, please vote as soon as possible via the internet, by telephone, or by completing, signing, dating and returning your proxy card or voting instruction form so that your eligible shares will be represented at the Special Meeting. Instructions for voting are described in this Proxy Statement and on the proxy card.
Sincerely,
/s/ Philippe P. Calais

Philippe P. Calais
Executive Chairman and Chief Executive Officer
Whether or not you expect to participate in the Special Meeting, please vote via the internet, by phone, or by completing, dating, signing and promptly returning the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope so that your eligible shares may be represented at the Special Meeting.
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS.
This Proxy Statement and the proxy card are being mailed to our stockholders on or about       , 2026. In accordance with the rules of the Securities and Exchange Commission, we are advising our stockholders of the availability on the internet of our proxy materials related to our forthcoming Special Meeting. Because we have elected to utilize the “full set delivery” option, we are delivering to all stockholders paper copies of all the proxy materials, as well as providing access to those proxy materials on our website. This Proxy Statement is available to beneficial holders of our Common Stock and record holders of our Common Stock at https://ir.transcodetherapeutics.com/annual-meeting.

Page
PROXY STATEMENT	1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR SPECIAL MEETING	2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	7
DESCRIPTION OF THE TRANSACTIONS	9
CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE ACQUISITION AND THE ISSUANCE OF THE CVRS	14
DESCRIPTION OF THE BUSINESS	16
MARKET PRICE AND DIVIDEND INFORMATION	28
PROPOSAL 1: APPROVAL, FOR THE PURPOSES OF COMPLYING WITH THE APPLICABLE PROVISIONS OF NASDAQ LISTING RULE 5635, THE POTENTIAL ISSUANCE OF OUR COMMON STOCK UPON CONVERSION OF THE SERIES A NON- VOTING CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.0001 PER SHARE, AND THE SERIES B NON-VOTING CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.0001 PER SHARE.	29
PROPOSAL 2: APPROVAL, FOR THE PURPOSES OF COMPLYING WITH THE APPLICABLE PROVISIONS OF NASDAQ LISTING RULE 5635(A), THE POTENTIAL ISSUANCE OF OUR COMMON STOCK UPON CONVERSION OF THE SERIES C NON-VOTING CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.0001 PER SHARE.	40
PROPOSAL 3: APPROVAL, FOR THE PURPOSES OF COMPLYING WITH THE APPLICABLE PROVISIONS OF NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF SHARES OF OUR COMMON STOCK PURSUANT TO THE SEPA AND CONVERTIBLE NOTES	43
PROPOSAL 4: APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES TO ADOPT PROPOSAL 1, PROPOSAL 2 AND/OR PROPOSAL 3.	50
PRINCIPAL STOCKHOLDERS	51
DESCRIPTION OF CAPITAL STOCK	54
HOUSEHOLDING	62
STOCKHOLDER PROPOSALS	62
OTHER MATTERS	63
APPENDIX A: FINANCIAL ANALYST OPINION	A-1

6 Liberty Square, #2382
Boston, MA 02109
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
To Be Held on       , 2026
This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the special meeting of stockholders of TransCode Therapeutics, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Special Meeting”). The Special Meeting will be held virtually on       , at        a.m. Eastern Time.
References in this Proxy Statement to “we,” “us,” “our,” the “Company” or “TransCode” refer to TransCode Therapeutics, Inc. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our Common Stock, par value $0.0001 per share, (“Common Stock”).
This Proxy Statement contains important information for you to consider when deciding how to vote on the matters for which we are soliciting proxies. Please read it carefully.
The Special Meeting can be accessed via the internet at www.virtualshareholdermeeting.com/        where you will be able to listen to the meeting live, submit questions, and vote online.
The Notice of Special Meeting, this Proxy Statement and the form of proxy are first being mailed on or about       , 2026, to all stockholders entitled to vote at the Special Meeting.

THE INFORMATION PROVIDED IN THE “QUESTION AND ANSWER” FORMAT BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR SPECIAL MEETING
What items will be voted on at the Special Meeting?
Stockholders will vote on the following proposals at the Special Meeting:
(1)
Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the potential issuance of our Common Stock, par value $0.0001 per share (“Common Stock”) upon conversion of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share, and the Company’s Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share;

(2)
Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635(a), the potential issuance of our Common Stock upon conversion of the Company’s Series C Non-Voting Convertible Preferred Stock, par value $0.0001 per share;

(3)
Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635(d), the potential issuance of shares of our Common Stock pursuant to the SEPA (as defined below) and Convertible Notes (as defined below);

(4)
Approval of the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate; and

(5)
the transaction of any other business that may properly come before the Special Meeting or any adjournment thereof.

Other than these proposals, no other proposals will be presented for a vote at the Special Meeting.
Where can I get more information about these proposals?
The sections of this Proxy Statement titled “Proposal 1,” “Proposal 2,” “Proposal 3,” and “Proposal 4,” provide our reason for calling the Special Meeting to consider these proposals.
How does the Board of Directors recommend I vote on these proposals?
The Board recommends a vote FOR the approval of all proposals.
Why is the Special Meeting a virtual, online meeting?
The Special Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the Special Meeting by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted at www.proxyvote.com in advance of the meeting and will be available during the online meeting at www.virtualshareholdermeeting.com/       . We have designed the Special Meeting to provide the same rights and opportunities to participate as stockholders have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
How do I virtually attend the Special Meeting?
We will host the Special Meeting live online. The webcast of the Special Meeting will start at        a.m., Eastern Time, on       , 2026. Online access to the webcast will open fifteen (15) minutes prior to the start of the Special Meeting to allow time for you to log in and test your device’s audio system. To be admitted

to the Special Meeting, you will need to log in at www.virtualshareholdermeeting.com/        using the 16-digit control number on the proxy card or voting instruction form.
Beginning fifteen (15) minutes prior to, and during, the Special Meeting, we will have technicians standing by and ready to assist you with any technical difficulties you may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the virtual meeting, please call the technical support team at the phone number available on www.virtualshareholdermeeting.com/       .
What shares are entitled to be voted at the Special Meeting, and how many votes do they have?
With the exceptions described below, stockholders of record of our Common Stock at the close of business on       , 2026 (the “Record Date”), may vote at the Special Meeting. There were       shares of Common Stock outstanding on the Record Date. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection at the principal executive offices of the Company during regular business hours for the 10 calendar days prior to the Special Meeting. The list will also be available online during the Special Meeting. Notwithstanding the foregoing, in accordance with Nasdaq Listing Rule 5635 and IM-5635-2, “Interpretative Material Regarding the Use of Share Caps to Comply with Rule 5635,” (i) the holders of DEFJ Excluded Stock (as defined below) will not be entitled to vote such shares on Proposal 1 and (ii) the holders of Yorkville Excluded Stock (as defined below) will not be entitled to vote such shares on Proposal 3. As a result, a total of        shares of Common Stock are entitled to vote on Proposal 1, a total of        shares of Common Stock are entitled to vote on Proposal 2, a total of        shares of Common Stock are entitled to vote on Proposal 3 and a total of        shares of Common Stock are entitled to vote on Proposal 4.
Other than as described above, pursuant to the rights of our stockholders contained in our charter documents, each eligible share of our Common Stock is entitled to one vote on all matters listed in this Proxy Statement.
What vote is required to approve each proposal and how are votes counted?
Under our Amended and Restated Bylaws, as amended (the “Bylaws”), any proposal other than an election of directors is decided by a majority of the votes properly cast for or against such proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation, as amended, or our Bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals.
If you are a beneficial owner of eligible shares held in a brokerage account and you do not instruct your broker, bank or other agent how to vote your eligible shares, your broker, bank or other agent may still be able to vote your eligible shares in its discretion. Under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” eligible shares on matters considered to be “routine” under New York Stock Exchange rules but not with respect to “non-routine” matters. A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under New York Stock Exchange rules. Proposals 1 through Proposal 4 are considered “non-routine” under New York Stock Exchange rules such that your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions.
Each of Proposal 1 through Proposal 4 requires the approval of the affirmative vote of the majority of the votes cast by the holders of our eligible shares present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposals. Abstentions will have no effect on the proposals. Under applicable Nasdaq Stock Market listing rules, brokers are not permitted to vote eligible shares held for a customer on “non-routine” matters without specific instructions from the customer. Therefore, broker non-votes are not considered votes cast and will also have no effect on the outcome of these proposals.

Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your eligible shares were registered directly in your name with our transfer agent, VStock Transfer LLC (“VStock”), then you are a stockholder of record, and you can vote your eligible shares at the Special Meeting by one of the methods described below in the section entitled “How Do I Vote and When is the Deadline for Voting?” Notwithstanding the foregoing, in accordance with Nasdaq Listing Rule 5635 and IM-5635-2, “Interpretative Material Regarding the Use of Share Caps to Comply with Rule 5635,” (i) 83,285 shares of Common Stock that were issued to DEFJ, LLC pursuant to that certain Membership Interest Purchase Agreement, dated as of October 8, 2025, by and between us and DEFJ, prior to the Record Date will not be entitled to vote such stock (the “DEFJ Excluded Stock”) for Proposal 1 and (ii) 33,334 shares of Common Stock that were issued to YA II PN, LTD (“Yorkville”) pursuant to that certain Standby Equity Purchase Agreement, dated as of April 6, 2026, by and between us and Yorkville, prior to the Record Date will not be entitled to vote such stock (the “Yorkville Excluded Stock”) for Proposal 3. Any votes cast “FOR” or “AGAINST” Proposal 1 attributable to any of the DEFJ Excluded Stock will be disregarded for purposes of determining whether Proposal 1 is approved, and any votes cast “FOR” or “AGAINST” Proposal 3 attributable to any of the Yorkville Excluded Stock will be disregarded for purposes of determining whether Proposal 3 is approved.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of those shares held in “street name” and you may vote your shares at the Special Meeting by one of the methods described below in the section entitled “How Do I Vote and When is the Deadline for Voting?”
How Will I Receive Proxy Materials?
On or about       , 2026, we will mail proxy materials to holders of record of our Common Stock as of the close of business on the Record Date.
How many shares must be represented to have a quorum and hold the Special Meeting?
Our Bylaws provide that the presence in person or by proxy of the holders of one-third of the outstanding shares of capital stock entitled to vote at the meeting will constitute a quorum for the transaction of business at the Special Meeting. Eligible shares held of record by stockholders or brokers, bankers or other nominees who do not return a signed and dated proxy or attend the Meeting via live webcast will not be considered present or represented at the Special Meeting and will not be counted in determining the presence of a quorum. Abstentions will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. If a quorum is not present at the Special Meeting, the Special Meeting may be adjourned from time to time until a quorum is obtained. We believe that the Proposals in this Proxy Statement are non-routine proposals; therefore, your broker, bank or other agent will not be entitled to vote on the Proposals without your instructions. Broker non-votes will not be counted for purposes of determining the existence of a quorum or be counted as votes cast and will have no effect on the vote on the proposals.
In accordance with Nasdaq Listing Rule 5635 and IM-5635-2, “Interpretative Material Regarding the Use of Share Caps to Comply with Rule 5635,” (i) the holders of DEFJ Excluded Stock will not be entitled to vote such stock for Proposal 1 and (ii) the holders of Yorkville Excluded Stock will not be entitled to vote such stock for Proposal 3. As a result, a total of       and       shares of Common Stock were outstanding and entitled to vote on Proposal 1 and Proposal 3, respectively, at the Special Meeting as of the Record Date. Therefore, a quorum will be present if       shares of Common Stock are present in person or represented by executed proxies timely received by us at the Special Meeting.
How Do I Vote and When is the Deadline for Voting?
Whether you plan to attend the Special Meeting or not, we urge you to submit your proxy to vote. Submitting a proxy to vote your eligible shares will not affect your right to attend the Special Meeting or to vote at the Special Meeting, even if you have previously submitted a proxy. If you vote at the Special Meeting, that vote will override your prior proxy vote.
Eligible Stockholder of Record
If your eligible shares are registered directly in your name, you may vote or submit your proxy to vote:
•
By mail.   Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your eligible shares voted, they will be voted as recommended by our Board. Your proxy card must be received on or before 11:59 P.M. Eastern time on       , 2026, the day before the Special Meeting, to be counted.

•
In attendance at the Special Meeting.   You may vote during the virtual meeting through www.virtualshareholdermeeting.com/           . To be admitted to the Special Meeting and vote your eligible shares, you must provide the control number as described in the proxy card mailed to you.

•
Over the Internet.   You may submit your proxy to vote via the internet by going to www.proxyvote.com and following the on-screen instructions. Please have your proxy card available when you access the web page. Your proxy to vote must be received prior to 11:59 P.M. Eastern time on       , 2026, the day before the Special Meeting, to be counted.

•
By telephone.   You may vote over the telephone by calling toll-free 1-800-690-6903 in the U.S. and following the recorded instructions. Please have your proxy card available when you call. Your vote must be received prior to 11:59 P.M. Eastern time on       , 2026, the day before the Special Meeting, to be counted.

Eligible Shares Held in Street Name
If you hold eligible shares in street name, the organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. That stockholder of record will provide you with instructions on how to direct them to vote your eligible shares. Internet and telephone instructions will be offered to stockholders owning eligible shares through most banks and brokers. Additionally, if you would like to vote at the Special Meeting via live webcast, you must contact the broker or other nominee who holds your eligible shares and obtain a signed broker’s proxy card giving you the right to vote the eligible shares. You will not be able to vote at the Special Meeting unless you have a signed proxy card from the broker or other nominee who holds your eligible shares.
Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time prior to the taking of the vote at the Special Meeting.
If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), or (2) providing a written notice of revocation to TransCode’s Corporate Secretary at TransCode Therapeutics, Inc., 6 Liberty Square, #2382, Boston, MA 02109 prior to your shares being voted, or (3) attending the Special Meeting and voting via the internet. Simply attending the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or choose to vote at the Special Meeting via the internet. For eligible shares you hold beneficially in street name, you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your eligible shares, by attending the Special Meeting and voting via the internet.
Will choosing not to vote my eligible shares have the same effect as casting a vote against the proposals?
No. If you prefer that any of the proposals not be approved, you should cast your vote against such proposal. Each proposal requires the approval of the affirmative vote of the majority of the votes cast by the holders of our eligible shares present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal, assuming a quorum is present.
How Can I Find Out the Results of the Voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Special Meeting.
Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and of soliciting votes. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, fax, emails, or otherwise.
We have also engaged       , a proxy solicitation firm, who may solicit proxies on the Board’s behalf. We expect to pay       a fee of $      in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. In addition, we have agreed to indemnify       and certain related persons against certain liabilities arising out of or in connection with the engagement.       may solicit proxies by mail, telephone, facsimile or email.
Attending the Special Meeting
The Special Meeting will be held on       , 2026 at       a.m. Eastern Time via live webcast. We adopted a virtual format for our Special Meeting to make participation more convenient, safe and accessible for our stockholders regardless of their location.
You are entitled to participate in the Special Meeting if you were a stockholder owning eligible shares as of the close of business on our Record Date of       , 2026 or hold a valid proxy for the meeting. To be admitted to the Special Meeting’s live webcast, you must enter your control number (located on your proxy card).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement and the documents incorporated by reference herein contain forward-looking statements within the meaning of the federal securities laws, Section 27A of the Securities Act of 1933, as amended (the “Securities Act’) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are included in this Proxy Statement and the documents incorporated by reference herein for purposes of complying with those safe harbor provisions. Please see the Cautionary Statement Regarding Forward-Looking Statements in each document incorporated by reference herein for information about that filing’s forward-looking statements. All statements other than statements of historical facts contained in this Proxy Statement and our other public filings are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:
•
our ability to obtain stockholder approvals allowing for (i) the issuances of Common Stock upon conversions of the Preferred Stock, and the respective timing thereof, and (ii) the potential issuance of shares of Common Stock pursuant to the SEPA by and between us and Yorkville;

•
our cash position, our estimates and expectations regarding our capital requirements, cash and expense levels, liquidity sources, our need for additional financing and our ability to obtain, on satisfactory terms or at all, the financing required to support operations, research, development, clinical trials, and commercialization of products;

•
a potential delisting of our Common Stock from trading on the Nasdaq Capital Market;

•
our ability to continue as a going concern;

•
the results and timing of our preclinical and clinical trial activities, including but not limited to our ability to enroll a sufficient number of patients timely to advance our clinical trials;

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our ability to expand our therapeutic candidate portfolio through internal research and development or the acquisition or in-licensing of intellectual property assets;

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the therapeutic benefits, effectiveness and safety of our therapeutic candidates;

•
our ability to receive regulatory approval for our therapeutic candidates in the United States, Europe and other geographies;

•
the expected regulatory approval pathway for our therapeutic candidates;

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potential changes in regulatory requirements, and delays or negative outcomes from the regulatory approval process;

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our ability to maintain adequate quality processes and oversight of vendors

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our ability, and that of our vendors, to secure raw materials to support continued drug substance and drug product manufacturing

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our reliance on third-parties for the planning, conduct, management and monitoring of clinical trials, for the manufacture of clinical drug supplies and drug product meeting our specifications, and for other requirements;

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our estimates of the size and characteristics of the markets that may be addressed by our therapeutic candidates;

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market acceptance of our therapeutic candidates that are approved for marketing in the United States or other countries;

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our ability to successfully commercialize our therapeutic candidates, if approved for marketing;

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the safety and efficacy of therapeutics marketed by our competitors that are targeted to indications which our therapeutic candidates have been developed to treat;

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our ability to utilize our proprietary technological approach to develop and commercialize our therapeutic candidates;

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our heavy dependence on licensed intellectual property, including our ability to source and maintain licenses from third-party owners;

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our ability to protect our own or in-licensed intellectual property and operate our business without infringing the intellectual property rights of others;

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our ability to attract, retain and motivate key personnel;

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our ability to generate revenue and become profitable;

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the outcome of our currently open Phase I/II clinical trial with TTX-MC138, which commenced in the third quarter of 2024, and our ability to complete this trial;

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the impact of natural disasters, global pandemics, armed conflicts and wars, labor disputes, lack of raw materials or other supplies, issues with facilities and equipment, or other forms of disruption to business operations at our manufacturing or laboratory facilities or those of our vendors;

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potential collaborations to license and commercialize any therapeutic candidates for which we receive regulatory approval in the future in or outside the United States; and

•
other risks and uncertainties, including those listed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in our other regulatory filings.

Other sections of this Proxy Statement and the documents incorporated by reference into this Proxy Statement may include additional factors that could adversely affect our business, financial condition, results of operations or business prospects. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in or implied by any forward-looking statements. Forward-looking statements contained in, implied by or incorporated by reference into this Proxy Statement reflect our current views with respect to future events and with respect to our business and future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those described under “Risk Factors” and elsewhere in this Proxy Statement and the documents incorporated by reference. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

DESCRIPTION OF THE TRANSACTIONS
Acquisition Overview
Purchase Agreement
On October 8, 2025, we entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with DEFJ, LLC, a Delaware limited liability company (“DEFJ”), pursuant to which we acquired 100% of the issued and outstanding membership interests of ABCJ, LLC, a Delaware limited liability company (“ABCJ”) (such transaction, the “Acquisition”). Prior to the Acquisition, ABCJ was a wholly owned subsidiary of DEFJ and an indirect wholly owned subsidiary of CK Life Sciences Int’l., (Holdings) Inc., a listed entity on the Main Board of the Hong Kong Stock Exchange.
Under the terms of the Purchase Agreement, upon the consummation of the Acquisition, which occurred concurrently with the execution of the Purchase Agreement (the “Closing”), in exchange for all of the membership interests of ABCJ outstanding immediately prior to the Closing, we issued to DEFJ an aggregate of (i) 83,285 shares of our Common Stock, par value $0.0001 per share (“Common Stock”), which shares represented 9.99% of the shares of Common Stock outstanding immediately prior to the Closing, and (ii) 1,152.9568 shares of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”) (as described below). In addition, we agreed to make up to $95,000,000 in contingent milestone payments to DEFJ upon the achievement of certain milestones. Each share of Series A Preferred Stock is convertible into 10,000 shares of Common Stock, as described below. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A Preferred Stock are set forth in the Certificate of Designation (as defined and described below). The Acquisition is intended to be treated as a taxable exchange for U.S. federal income tax purposes. For additional information regarding the Purchase Agreement and the Acquisition, see the Section titled “Proposal 1 — Description of the Transactions — The Acquisition and Investment.”
Investment Agreement
Concurrently with the Acquisition, on October 8, 2025, we entered into an Investment Agreement (the “Investment Agreement”) with DEFJ. Pursuant to the Investment Agreement, DEFJ agreed to purchase, and we agreed to issue and sell in a private placement, an aggregate of 223.7337 shares of Series B Non-Voting Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), for a price per share of $111,740, for an aggregate purchase price of approximately $25 million, consisting of a cash subscription amount of approximately $20 million and a promissory note (the “Promissory Note”) in the aggregate principal amount of approximately $5 million (the “Investment”). The Promissory Note had a principal amount of approximately $5 million and accrued interest at a rate of 4% per annum, calculated as simple interest on a 365-day year. The principal and accrued interest were paid on January 1, 2026 and were secured by 44.7467 shares of the Series B Preferred Stock issued to DEFJ. Each share of Series B Preferred Stock is convertible into 10,000 shares of Common Stock, as described below. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series B Preferred Stock are set forth in the Certificate of Designation.
Tungsten Advisors (through its broker-dealer, Finalis Securities LLC) (“Tungsten”) acted as the financial advisor to the Company in connection with the Acquisition and as placement agent for the Company in connection with the Investment. As partial compensation for services rendered by Tungsten, the Company issued to Tungsten and its affiliates and designees an aggregate of 59.2255 shares of Series A Preferred Stock.
For additional information regarding the Investment Agreement and the Investment, see the Section titled “Proposal 1 — Description of the Transactions — The Acquisition and Investment.”
Contingent Value Rights
In connection with the Closing, the Company entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with VStock Transfer, LLC as rights agent (the “Rights Agent”), pursuant to which each holder of Common Stock as of 5:00 p.m. Eastern Time on October 20, 2025, including those holders receiving shares of Common Stock in connection with the Acquisition, received a contractual contingent value right (each, a “CVR”) issued by the Company, subject to and in accordance with the terms and conditions of the CVR Agreement, for each share of Common Stock held by such holder as of such time. The CVR Agreement has a term of seven years.
The CVRs entitle the holders thereof (the “CVR Holders”), in the aggregate, to 50% of the Net Proceeds (as defined in the CVR Agreement) from any Upfront Payment (as defined in the CVR Agreement) or Milestone Payment (as defined in the CVR Agreement) received by the Company in a given calendar quarter.
For additional information regarding the CVR Agreement and the CVRs, see the Section titled “Proposal 1 — Description of the Transactions — Contingent Value Rights.”
DEFJ Registration Rights Agreement
On October 8, 2025, in connection with the Acquisition and Investment, the Company entered into a Registration Rights Agreement (the “DEFJ Registration Rights Agreement”) with DEFJ. Pursuant to the DEFJ Registration Rights Agreement, the Company is required to prepare and file a resale registration statement with the SEC with respect to the shares of Common Stock and the Common Stock underlying the Preferred Stock issued to DEFJ pursuant to the Acquisition and the Investment, as well as the Common Stock underlying the 28.4291 shares of Series A Preferred Stock issued to DEFJ in connection with the PIK Dividend (as defined below). The Company will use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable. In addition, the Company granted certain demand and piggy-back registration rights to DEFJ.
The Company has also agreed, among other things, to indemnify DEFJ and its partners, members, directors, officers, stockholders, legal counsel, accountants and underwriters and each Person who controls any such holder or underwriter (within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).
For additional information regarding the DEFJ Registration Rights Agreement, see the Section titled “Proposal 1 — Description of the Transactions — DEFJ Registration Rights Agreement.”
Repurchase Agreement
On October 8, 2025, in connection with the Acquisition, the Company entered into a Repurchase Agreement (the “Repurchase Agreement”) with DEFJ. The Repurchase Agreement provides that DEFJ has the right, but not an obligation, to, upon the occurrence of certain events after the Closing, exercise an option to acquire all of the Company’s and its subsidiaries’ rights in and to the membership interests of ABCJ from the Company, in accordance with the terms and conditions of the Repurchase Agreement.
For additional information regarding the Repurchase Agreement, see the Section titled “Proposal 1 —  Description of the Transactions — Repurchase Agreement.”
Unleash Transaction
Licensing Agreement and Unleash Registration Rights Agreement
On March 2, 2026, the Company entered into an Exclusive Licensing Agreement (the “Licensing Agreement”) with Unleash Immuno Oncolytics, Inc., a Delaware corporation (“Unleash”), pursuant to which the Company acquired a preclinical candidate program involving genetically-engineered adenoviruses to harness the immune system to fight cancer, as well as an exclusive, perpetual, irrevocable, worldwide, fully paid-up, royalty-free, sublicensable right and license to related technology. As consideration for the Licensing Agreement, pursuant to an Equity Issuance and Registration Rights Agreement with Unleash (the “Unleash Registration Rights Agreement”), the Company agreed to issue 1,136,364 shares of its Series C Non-Voting Convertible Preferred Stock (“Series C Preferred Stock”) to Unleash. The Series C Preferred Stock is not convertible until the Company’s stockholders approve the conversion of the Series C Non-Voting Preferred Stock into shares of Common Stock in accordance with the listing rules of Nasdaq (the

“Unleash Stockholder Approval”). Following the Unleash Stockholder Approval, each share of Series C Preferred Stock is convertible into one share of the Company’s Common Stock. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series C Preferred Stock are set forth in the Certificate of Designation of Preferences, Rights and Limitations of the Series C Non-Voting Convertible Preferred Stock (the “Series C Certificate of Designation”). Pursuant to the Unleash Registration Rights Agreement, the Company agreed to file a Form S-3 registration statement registering the shares issued under the Unleash Registration Rights Agreement and to use commercially reasonable efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission as soon as practicable after such registration statement is filed. The Company also granted Unleash customary demand registration and indemnification rights and entered into customary issuer covenants.
Tungsten acted as the financial advisor to the Company in connection with the Licensing Agreement. As compensation for services rendered by Tungsten, the Company issued to Tungsten and its affiliates and designees an aggregate of 77,840 shares of Series C Preferred Stock.
Series C Certificate of Designation
On March 2, 2026, the Company filed the Series C Certificate of Designation with the Secretary of State of the State of Delaware in connection with the Unleash Registration Rights Agreement. The Series C Certificate of Designation provides for the designation of rights and limitations of shares of the Series C Preferred Stock. Holders of Series C Preferred Stock are not entitled to receive dividends on shares of Series C Preferred Stock. Except as otherwise required by law, the Series C Preferred Stock does not have voting rights. However, as long as any shares of Series C Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series C Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Series C Certificate of Designation, amend or repeal any provision of, or add any provision to, the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Charter”) or the Amended and Restated Bylaws of the Company, as amended, or file any articles of amendment, certificates of designation, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series C Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Charter or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, or (ii) issue further shares of Series C Preferred Stock, or increase or decrease (other than by conversion) the number of authorized shares of Series C Preferred Stock.
The Series C Preferred Stock shall rank on parity with the Common Stock, the Series A Preferred Stock and Series B Preferred Stock as to distributions of assets upon liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily.
Each share of Series C Preferred Stock will be convertible at any time and from time to time into one share of Common Stock following the third business day after the Unleash Stockholder Approval, subject to certain limitations provided in the Series C Certificate of Designation, including that the Company shall not effect any conversion of Series C Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion (the “Series C Beneficial Ownership Limitation”). Notwithstanding the foregoing, prior to receipt by the Company of the Unleash Stockholder Approval, the Company shall not be required to effect any conversion of the Series C Preferred Stock.
The Company shall not effect any conversion of any share of Series C Preferred Stock, to the extent that, after giving effect to such attempted conversion, such stockholder would beneficially own a number of shares of Common Stock in excess of the Series C Beneficial Ownership Limitation, which shall initially be set at 4.99% for each holder. Holders of the Series C Preferred Stock may adjust or waive the Series C Beneficial Ownership Limitation upon written notice to the Company upon the earlier of (i) the receipt of the Unleash Stockholder Approval and (ii) the consummation of a Fundamental Transaction (as defined in the Series C Certificate of Designation).

For additional information regarding the Licensing Agreement and Unleash Registration Rights Agreement, see the Section titled “Proposal 2 — Description of the Transaction.”
Yorkville Transaction
On April 6, 2026, we entered into a Standby Equity Purchase Agreement (the “SEPA”) and a related Registration Rights Agreement with YA II PN, LTD, a Cayman Islands exempt limited partnership (“Yorkville”), pursuant to which the Company has the right to sell to Yorkville up to $14 million of shares of Common Stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA (the “Commitment Amount”). Sales of the shares of Common Stock to Yorkville under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of Common Stock to Yorkville under the SEPA.
The Company agreed to file a registration statement (the “Yorkville Registration Statement”) with the SEC by April 30, 2026 and to use commercially reasonable efforts to cause the Yorkville Registration Statement to be declared effective by the SEC within 90 days of the effective date of the SEPA. The Company also granted Yorkville customary piggyback registration and indemnification rights and entered into customary issuer covenants. Upon the satisfaction of the conditions to Yorkville’s purchase obligations set forth in the SEPA, which include, among other things (i) the effectiveness of the Yorkville Registration Statement, and (ii) no balance being outstanding under any Convertible Note (as defined below) with certain exceptions, the Company can, at its sole discretion, direct Yorkville to purchase specified amounts of Common Stock (each, an “Advance”) by delivering written notice to Yorkville (each, an “Advance Notice”) in accordance with the terms of the SEPA. The purchase price per share for each Advance is set at 97% of the lowest daily volume weighted average price (“VWAP”) during the three consecutive trading days beginning on the date upon which the Advance Notice is delivered, with certain exceptions and the option for the Company to set a minimum price. While there is no mandatory minimum amount of Common Stock the Company is required to direct Yorkville to purchase pursuant to any single Advance Notice, an Advance Notice may not direct Yorkville to purchase a number of shares of Common Stock exceeding the greater of (i) 100% of the average daily trading volume of the Common Stock on The Nasdaq Capital Market (“Nasdaq”) during the five consecutive trading day period preceding an Advance Notice and (ii) 500,000 shares of Common Stock. Actual sales of Common Stock to Yorkville as an Advance under the SEPA will depend on a variety of factors to be determined by the Company, in its sole discretion, from time to time, which may include, among other things, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company’s business and operations.
In connection with the SEPA, and subject to the conditions set forth therein, Yorkville has also agreed to advance to the Company up to $6.0 million, less certain amounts as described below to be paid in two tranches (each, a “Pre-Paid Advance” and, together, the “Pre-Paid Advances”), in exchange for the Company’s issuance to Yorkville of convertible promissory notes (each, a “Convertible Note” and, together, the “Convertible Notes”). Pursuant to the Convertible Notes and the SEPA, Yorkville may convert all or any portion of the outstanding principal amount, accrued and unpaid interest and other amounts outstanding under the Convertible Notes into shares of Common Stock, at any time and from time to time, during the term of the Convertible Notes, as described below.
The first Pre-Paid Advance in the amount of $1.0 million was disbursed to the Company on April 16, 2026. In exchange for the first Pre-Paid Advance, the Company issued to Yorkville a Convertible Note in the principal amount of $1.0 million (the “First Convertible Note”), which was issued with a purchase price discount of 5.0% (or $50,000). The First Convertible Note is convertible into Common Stock at the lower of (i) a fixed conversion price of $10.71 per share (the “Fixed Price”) and (ii) 95% of the lowest daily VWAP during the seven consecutive trading days immediately preceding the conversion date, but in no event lower than 20% of the last reported trading price of the Company’s Common Stock on Nasdaq as quoted by Bloomberg (the “Closing Price”) as of the trading day immediately prior to the date of the SEPA (the “Floor Price”). After accounting for the purchase price discount, the purchase price paid by Yorkville for the First Convertible Note is equal to the amount of the first Pre-Paid Advance ($950,000).
The second Pre-Paid Advance, in the amount of $5.0 million, will be disbursed to the Company in exchange for the issuance to Yorkville of a Convertible Note in the principal amount of $5.0 million (the

“Second Convertible Note”). The Second Convertible Note will be issued with a purchase price discount of 5.0% (or $250,000) and will be convertible into Common Stock at the lower of (i) a price equal to 115% of the VWAP on the day prior to the issuance of the Second Convertible Note and (ii) 95% of the lowest daily VWAP during the seven consecutive trading days immediately preceding the conversion date, but in no event lower than the Floor Price. The Second Convertible Note will be issued on the second trading day after the later of (i) the Yorkville Registration Statement described above first becoming effective under the Securities Act, (ii) the Company’s receipt of the requisite stockholder approval to issue shares of Common Stock to Yorkville under the SEPA and upon conversion of the Convertible Notes, collectively, in excess of the Exchange Cap (defined below), and (iii) the approval of the Initial Listing Application required under Nasdaq Listing Rules 5110 and 5635(b). After accounting for the purchase price discount, the purchase price to be paid by Yorkville for the Second Convertible Note will be equal to the amount of the second Pre-Paid Advance ($4,750,000).
Interest on the outstanding balances of the Convertible Notes will accrue at an annual rate of 5.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of the First Convertible Note will be October 15, 2027. The maturity date of the Second Convertible Note will be the 18-month anniversary of the date upon which the Second Convertible Note is issued. The applicable maturity date of each Convertible Note may be extended by the Company, at its option, for a period of six months on two occasions by providing written notice to Yorkville.
The sale and issuance of shares under the SEPA, including the conversion of the Convertible Notes at Yorkville’s option and the sale of shares of Common Stock at the option of the Company, is subject to an exchange cap limiting the total number of shares issuable to Yorkville to 183,301 (19.99% of outstanding shares of Common Stock before the SEPA) (the “Exchange Cap”), unless the Company obtains stockholder approval to exceed this Exchange Cap. Additionally, Yorkville cannot own more than 9.99% of the Company’s outstanding Common Stock at any time, unless it provides written notice of its intention to increase this limit, effective after 65 days.
As consideration for Yorkville’s commitment to purchase Common Stock at the Company’s direction pursuant to the SEPA, the Company (i) paid to Yorkville a cash “structuring fee” in the amount of $25,000 and (ii) paid a commitment fee of 33,334 shares of Common Stock (the “Commitment Fee”) on April 30, 2026 (the “Fee Due Date”) at a price equal to the Commitment Fee divided by the closing price of the Common Stock as April 29, 2026 (collectively, the “Commitment Shares”).
The SEPA and Yorkville Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.
For additional information regarding the SEPA and Convertible Notes, see the Section titled “Proposal 3 — SEPA and Convertible Notes.”

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE ACQUISITION AND THE ISSUANCE OF THE CVRS
The following discussion summarizes certain material U.S. federal income tax considerations of the Acquisition and the issuance of the CVRs that would be expected to apply generally to U.S. Holders (as defined below) of our Common Stock. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations promulgated under the Code (“Treasury Regulations”) and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this summary. No ruling from the IRS has been or will be requested in connection with the Acquisition or the issuance of the CVRs and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.
No attempt has been made to comment on all U.S. federal income tax consequences of the Acquisition or the issuance of the CVRs that may be relevant to particular U.S. Holders, including holders: (i) who are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) who acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iii) who hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction”, “synthetic security”, integrated investment or any risk reduction strategy; (iv) who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (v) who do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vi) who hold their shares through individual retirement or other tax-deferred accounts; or (vii) who have a functional currency for U.S. federal income tax purposes other than the U.S. dollar.
In addition, the following discussion does not address state, local or foreign tax consequences of the Acquisition or the issuance of the CVRs, the Medicare tax on net investment income, U.S. federal estate and gift tax, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. The discussion generally assumes that for U.S. federal income tax purposes, neither the Acquisition nor the issuance of the CVRs will be integrated or otherwise treated as part of a unified transaction with any other transaction.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our Common Stock that is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
HOLDERS OF OUR COMMON STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION AND THE ISSUANCE OF THE CVRS IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE ACQUISITION AND THE ISSUANCE OF THE CVRS UNDER STATE, LOCAL AND FOREIGN TAX LAWS.
Acquisition
It is intended that the Acquisition will be treated for U.S. federal income tax purposes as a taxable exchange of the membership interests of ABCJ for shares of our Series A Preferred Stock. There will be no material U.S. federal income tax consequences to our stockholders, as of immediately prior to the Acquisition, as a result of the Acquisition.

Contingent Value Rights
There is substantial uncertainty as to the U.S. federal income tax treatment of the CVRs issued pursuant to the CVR Agreement. Specifically, there is no authority directly addressing whether the issuance of contingent value rights with characteristics similar to the CVRs should be treated as a distribution of property with respect to the corporation’s stock, an “open transaction,” or otherwise for U.S. federal income tax purposes. As a result, it is not possible to express a definitive conclusion as to the tax treatment of the receipt of the CVRs or future payments on the CVRs. U.S. Holders should consult their tax advisors with respect to the proper characterization of the receipt of the CVRs and any future payments thereunder.
We intend to report the issuance of the CVRs as a distribution of property with respect to our Common Stock. If such treatment of the CVRs is respected by the IRS, each U.S. Holder would be treated as receiving a distribution in an amount equal to the fair market value of the CVRs issued to such U.S. Holder on the date of the issuance. This distribution generally should be treated first as a taxable dividend to the extent of the U.S. Holder’s pro rata share of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), then as a non-taxable return of capital to the extent of the U.S. Holder’s basis in its Common Stock, and finally as capital gain from the sale or exchange of Common Stock with respect to any remaining value. We have no accumulated earnings and profits and expect to have no current earnings and profits for the relevant taxable year. Thus, we expect the distribution of the CVRs to be treated as a non-dividend distribution for U.S. federal income tax purposes. U.S. Holders will receive a Form 1099-DIV notifying them of the portion of the CVR value that is treated as a non-dividend distribution (or a dividend to the extent of our earnings and profits) for U.S. federal income tax purposes. Although we will estimate the value of the CVRs for purposes of reporting on Form 1099-DIV to U.S. Holders, the value of the CVRs is uncertain and the IRS or a court could determine that the value of the CVRs at the time of issuance was higher. In such case, U.S. Holders could be treated as having additional income or gain upon receipt of the CVRs as described above. A U.S. Holder’s initial tax basis in such holder’s CVRs would equal the fair market value of such CVRs on the date of their issuance.
The treatment of future payments received by a U.S. Holder on a CVR is uncertain. It is possible that payments received with respect to a CVR up to the amount of the U.S. Holder’s adjusted tax basis in the CVR may be treated as a non-taxable return of a U.S. Holder’s adjusted tax basis in the CVR, with any amount received in excess of such basis treated as ordinary income. U.S. Holders should consult their tax advisors with respect to the proper characterization of any future payments under the CVR Agreement.
If the value of the CVRs on the date the CVRs are issued cannot be “reasonably ascertained”, the receipt of CVRs could be treated as an “open transaction” for U.S. federal income tax purposes. In such a case, each U.S. Holder would not immediately take the CVRs into account in determining whether such holder must recognize gain, if any, on the receipt of the CVRs and such holder would take no tax basis in the CVRs. Rather, the U.S. Holder’s U.S. federal income tax consequences would be determined based on whether the CVRs were treated as a distribution of property or as debt or equity at the time the payments with respect to the CVRs are received or deemed received in accordance with the U.S. Holder’s regular method of accounting. As discussed above, we do not intend to report the issuance of the CVRs as an open transaction and the IRS may disagree with any U.S. Holder reporting the CVR issuance as an open transaction.
THE FOREGOING IS A SUMMARY OF CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION AND THE ISSUANCE OF THE CVRS, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE ACQUISITION AND THE ISSUANCE OF THE CVRS AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

DESCRIPTION OF BUSINESS
The Company
TransCode is a clinical-stage company pioneering immuno-oncology and RNA therapeutics for treatment of high risk and advanced cancers We possess a diversified pipeline of therapeutic candidates, including two clinical stage assets, TTX-MC138, an antisense inhibitor of an oncogenic microRNA, and Seviprotimut-L, a cancer vaccine. We also possess an oncolytic immunotherapy platform and three TTX‑based pre-clinical stage assets.
The following table describes our current pipeline:
TTX Designed Engine
Initially our research was almost exclusively focused on the promise of RNA-based therapeutics in cancer and the longstanding challenge of delivering them effectively to tumors and metastases. Recently, we have expanded our pipeline to include other oncology therapeutic candidates.
We have developed a proprietary drug design engine which we call TTX. TTX is a modular and customizable platform created to overcome limitations of existing RNA delivery technologies which primarily target the liver. TTX enables precise tuning of therapeutic-carrier properties and therapeutic payloads to optimize stability, targeting, pharmacokinetics, and therapeutic effect. TTX supports a wide range of RNA modalities (such as siRNA, antisense oligonucleotides, non-coding RNA, and RIG-I) as well as non-RNA payloads. Our preclinical studies showed successful delivery to cancer cells and macrophages across multiple organs. The TTX platform is built on four core elements: genetic code — driven target selection, modular therapeutic design, tumor-optimized delivery, and image-guided monitoring using MRI. Together, these elements aim to unlock access to previously undruggable cancer targets and represent a significant advance in RNA therapeutics beyond the liver.

TTX-MC138, our Lead RNA Program
Our lead therapeutic candidate, TTX-MC138, targets microRNA-10b, or miR-10b. Our scientific co-founders developed TTX-MC138 while on staff at The General Hospital Corporation, d/b/a Massachusetts General Hospital, or MGH. They designed TTX-MC138 to leverage our TTX drug design engine using antisense technology to target microRNA-10b. MiR-10b is a well-validated biomarker and master regulator of metastatic cell viability in a range of cancers, including breast, pancreatic, ovarian, colon, glioblastomas, and several others. In contrast, most anti-cancer therapies target primary tumors and do not address metastatic disease specifically. Effective therapeutics have not been developed targeting microRNA-10b because of, we believe, challenges in delivering nucleic acids to tumors despite microRNA-10b’s strong association with cancer metastasis as documented in an estimated 600 peer-reviewed scientific publications listed on PubMed that refer to miR-10b.
In preclinical murine models of humanized metastatic breast and pancreatic cancer, TTX-MC138 produced strong anti-metastatic effects, including complete or substantial regression of established metastases, high survival rates, no recurrence after treatment cessation, and no observed systemic toxicity. Its mechanism targets multiple pro-metastatic pathways that promote invasion, proliferation, angiogenesis, immune modulation, and cancer stem cell self-renewal, and its activity appears independent of hormone receptor status. These results support miR-10b as a broadly relevant cancer target and position TTX-MC138 as a potential therapy for metastatic disease, while acknowledging that efficacy in humans remains to be proven in clinical trials.
Phase 0 — First-in-Human Clinical Trial
We conducted our FIH Phase 0 clinical trial at MGH, a major cancer center, in August 2023. The primary purpose of this trial was to demonstrate clinical delivery of TTX-MC138 to metastatic tumor lesions. Another objective of the Phase 0 trial was to evaluate the pharmacokinetics of a radiolabeled version of our therapeutic candidate. While only one patient was treated in this trial, this patient had metastatic lesions in three locations — bone, lungs and liver — and we obtained the results we expected. Namely, the data from this patient showed that radioactivity consistent with accumulation of TTX-MC138 was detected in the regions of the metastatic lesions previously identified by fluorodeoxyglucose /positron emission tomography. In addition, radiolabeled TTX-MC138 had pharmacokinetic behavior consistent with that expected based on non-clinical IND-enabling studies. The patient tolerated the dosing with no reported adverse reactions. Metabolite analysis indicated circulation of intact radiolabeled TTX-MC138 for more than 20 hours, equivalent to that predicted by Drug Metabolism and Pharmacokinetics (DMPK) modelling, and that the drug candidate analyzed in the blood was identical to that of the manufactured drug candidate, demonstrating in vivo stability. Complete analysis of data from this patient will be included in the final clinical study report currently nearing completion.
Evidence of accumulation of radiolabeled TTX-MC138 in clinical metastases.

Phase I/II Clinical Trial
In April 2024, we received an Investigational New Drug “Study May Proceed” letter from the FDA to conduct a Phase I/II clinical trial.
In the second half of 2024, we commenced a Phase 1a clinical trial designed as an open-label, multicenter study in cancer patients with advanced solid tumors. The objectives of this trial were to evaluate the safety and tolerability of escalating dose levels of TTX-MC138 to determine its maximum tolerated dose, or MTD, from which we anticipated selecting a recommended Phase 2 dose, or RP2D, level.
In the Phase 1a trial, 16 patients were treated using four escalating dose levels. No significant treatment-related safety events or dose-limiting toxicities were observed and there were positive pharmacodynamic effects over all four dose levels, consistent with preclinical models and our Phase 0 clinical trial results. Key assessments in the clinical trial are to characterize TTX-MC138’s safety, pharmacokinetic, pharmacodynamic and anti-tumor activity, thus identifying an MTD and ensuring the mechanism of action is on target. The clinical trial also is exploring the effect of TTX-MC138 on biomarker expression, which may include miR‑10b expression, and miR-10b downstream targets (RNA sequencing). Clinical assessments to further evaluate TTX-MC138 include clinical laboratory exams, CT scan assessments, and response assessments per RECIST criteria.
On October 14, 2025, we announced completion of this trial, that the trial had met the primary endpoint of safety, and the decision to move forward into the next stage of clinical evaluation of TTX-MC138.
Phase 2a Clinical Trial
On December 11, 2025, we announced a new collaboration to evaluate TTX-MC138 in a Phase 2a clinical trial as part of the PRE-I-SPY clinical trial platform operated by Quantum Leap Health Care Collaborative (“Quantum Leap”). The PRE-I-SPY program will incorporate TTX-MC138 into a clinical trial designed as a multicenter, open-label, dose-expansion trial treating patients for one year with one year of post-treatment follow-up. The trial will evaluate event-free survival, ctDNA dynamics and pharmacokinetics of TTX-MC138 in up to 45 patients with stage I-III adenocarcinoma of the colon or rectum, who are ctDNA positive with minimal residual disease detected by tumor-informed ctDNA assays, who have completed standard curative-intent therapy, and who show no radiographic evidence of recurrence or metastasis. This trial is planned to begin in the second quarter 2026 and will be led by Principal Investigator Dr. Paula Pohlmann of the MD Anderson Cancer Center. The study is being conducted under a Quantum Leap IND and cross-referenced to our IND.
Seviprotimut-L
Seviprotimut-L was the lead product candidate being developed by our subsidiary, Polynoma, LLC, which we acquired in October 2025. Seviprotimut-L is an allogeneic, polyvalent, partially purified shed melanoma antigen vaccine derived from three proprietary human melanoma cell lines: SFHM2, SFHM4 and SFHM8, and bound to alum as an adjuvant. Seviprotimut-L stimulates humoral and cellular immune responses. Melanoma-associated antigens (MAAs) found in Seviprotimut-L are taken up by antigen-presenting cells (e.g., dendritic cells) which then activate the production of antigen-specific cytotoxic T-lymphocytes (CTLs) as well as develop antibody responses against MAAs. These CTLs and antibodies then recognize and act on tumor cells expressing the MAAs on their surfaces, causing melanoma cell death. Seviprotimut-L is currently in development for the adjuvant treatment of patients with Stages IIB and IIC melanoma, following definitive resection.
Seviprotimut-L received an FDA Fast Track designation in 2020 and a Special Protocol Assessment (SPA) to run a Phase 3 clinical trial named Melanoma Antigen Vaccine Immunotherapy Study, or MAVIS, in 2022 in patients with stage IIB/IIC melanoma. The final analysis of Part B1 data from this trial demonstrated that a subgroup of patients with AJCC Stage IIB/IIC melanoma who received Seviprotimut-L, under age 60, with a median follow-up time of 45.8 months (3.8 years), showed clinically significant improvement in recurrence-free survival (RFS), reducing the risk of disease recurrence or death by 68% (HR=0.32; 95% CI, 0.121, 0.864) compared to patients receiving placebo. Additionally, RFS was more favorable in patients under age 60 with ulcerated melanomas (HR 0.21; 95% CI: 0.065-0.702), and there was a trend toward improved overall survival (OS) (HR 0.34; 95% CI: 0.117, 0.975) for patients that received Seviprotimut-L compared to those receiving placebo. Seviprotimut-L was well tolerated, with adverse events (AEs) similar to patients who received placebo; there were no immune-mediated AEs or other treatment-related serious AEs observed.
We intend to evaluate TTX-MC138 and Seviprotimut-L in a preclinical program to explore potential synergies from combining both compounds to address metastatic disease. While there is no prior experimental evidence that such synergies exist, we believe that testing TTX-MC138 in combination with a cancer vaccine may be worthwhile based on the known immunomodulatory roles of miR-10b, the target for TTX-MC138. Specifically, miR-10b has been shown to inhibit MICB, a ligand of NKG2D, which thus inhibits tumor cell killing by natural killer, or NK, cells. Roles for miR-10b in checkpoint inhibition have also been described in the literature. Notably, in murine models of glioblastoma, miR-10b inhibition activated antitumor immune responses, increased cytotoxic CD8+ T cells infiltration, and promoted durable immune memory, enabling tumor rejection upon rechallenge.
Oncolytic Immunotherapy Platform
Under a licensing agreement we signed with Unleash Immuno Oncolytics, Inc. (“Unleash”) in March 2026, (the “Unleash Licensing Agreement”), we acquired rights to three pre-clinical drug candidates, UIO 524, UIO 525 and UIO 526, that we believe complement and expand our oncology pipeline. These candidates comprise a next-generation, biology-driven oncolytic immunotherapy platform designed to address solid tumor indications with high-unmet medical needs, beginning with muscle-invasive bladder cancer (MIBC). MIBC is a significant unmet medical need with poor outcomes, limited durable treatment options, and a highly immunosuppressive tumor microenvironment. Bladder cancer overall represents a multi-billion-dollar global market, with muscle-invasive disease accounting for a disproportionate share of treatment intensity and healthcare costs, creating what we believe is a compelling opportunity for differentiated therapeutic approaches.
UIO-524, the lead Unleash candidate, is a rationally-designed oncolytic adenovirus engineered to selectively replicate within both malignant cells and cancer-associated stroma. The virus delivers a multi-cytokine immune-activating payload comprising CD40-L, 4-1BBL, and IL-21, intended to activate dendritic cells, T cells, and NK cells, and to drive a robust, systemic anti-tumor immune response. UIO-524 is regulated by a proprietary SPARC promoter that is highly active in malignant cells and cancer-associated stromal compartments and which enables biology-driven differentiation. This design enables selective viral replication and localized expression of immune-activating cytokines within the tumor microenvironment.
UIO-524 builds on CG Oncology’s CG0070, the most clinically advanced and successful oncolytic adenovirus to date, demonstrating meaningful activity in non — muscle-invasive bladder cancer (NMIBC). UIO-524 contains a structurally-related oncolytic adenovirus backbone, incorporates tumor- and stroma-targeted replication, and contains a more comprehensive, multi-cytokine immune payload. This design positions UIO-524 as a next-generation oncolytic immunotherapy candidate intended to address more aggressive diseases such as MIBC.
Other RNA Programs
Our preclinical RNA programs include TTX-siPDL1, an siRNA-based modulator of programmed death-ligand 1, or PD-L1, and two indication-agnostic programs, TTX-RIGA, an RNA-based agonist of the retinoic acid-inducible gene I, or RIG-I, targeting activation of innate immunity in the tumor microenvironment; and TTX-siMYC, an siRNA-based MYC inhibitor.
TTX-siPDL1: TTX-siPDL1 is an RNAi-based immune checkpoint therapy that showed strong antitumor and survival benefits in aggressive preclinical pancreatic cancer models, including those resistant to antibody-based immunotherapies. When combined with gemcitabine — and even as monotherapy — it significantly reduced tumor growth, improved survival, enhanced CD8⁺ T-cell infiltration, and showed no observable systemic toxicity, supporting its potential as a transformative approach for treating pancreatic ductal adenocarcinoma.
TTX-RIGA: TTX-RIGA is a preclinical immunotherapy designed to activate the innate immune system by targeting RIG-I, a pattern recognition receptor that triggers tumor cell death and immune activation. TTX-RIGA uses a proprietary delivery system to introduce a RIG-I agonist into tumor cells, stimulating type I interferon signaling and both innate and adaptive immune responses. In preclinical melanoma models, intravenous TTX-RIGA treatment inhibited primary tumor growth and markedly suppressed the growth of secondary recurrent tumors, outperforming a standard intratumoral RIG-I agonist. These results demonstrate successful RIG-I activation, immune engagement, and proof-of-concept for TTX-RIGA as a promising RNA-based immunotherapy approach in oncology.
TTX-siMYC: TTX-siMYC is an siRNA-based inhibitor of c-MYC, a widely expressed but currently undruggable oncogene. The c-MYC proto-oncogene is one of the most frequently activated oncogenes and is estimated to be involved in 20% of all human cancers. C-MYC codes for a transcription factor that regulates the expression of multiple genes responsible for cell growth and proliferation, differentiation, programmed cell death, and metabolism. In cancer, c-MYC is often constitutively expressed. For example, a common human translocation involving c-MYC is critical to the development of most cases of Burkitt lymphoma. In addition, c-MYC has also been implicated in carcinoma of the cervix, colon, breast, lung and stomach. MYC is viewed as a promising target for anti-cancer drugs. However, to date, it has proven difficult to drug at the protein level. This may present an opportunity for us to target the gene at the RNA level.
Polynoma Acquisition and CK Life Sciences Strategic Financing
Membership Interest Purchase Agreement
On October 8, 2025, we entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with DEFJ, LLC, a Delaware limited liability company, (“DEFJ”) pursuant to which we acquired 100% of the issued and outstanding membership interests of ABCJ, LLC, a Delaware limited liability company (“ABCJ” and such transaction, the “Acquisition”). Prior to the Acquisition, ABCJ was a wholly-owned subsidiary of DEFJ and an indirect wholly-owned subsidiary of CK Life Sciences Int’l., (Holdings) Inc. (“CKLS”), a listed entity on the Main Board of the Hong Kong Stock Exchange.
Under the terms of the Purchase Agreement, upon consummation of the Acquisition (the “Closing”), in exchange for all of the membership interests of ABCJ outstanding immediately prior to the Closing, we issued to DEFJ an aggregate of (i) 83,285 shares of our common stock, par value $0.0001 per share, (“Common Stock”) which shares represented 9.99% of the shares of our Common Stock outstanding immediately prior to the Closing, and (ii) 1,152.9568 shares of our Series A Preferred Stock (as described below). In addition, we agreed to make up to $95 million in contingent milestone payments to DEFJ upon the achievement of certain milestones. Each share of Series A Preferred Stock is convertible into 10,000 shares of Common Stock. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A Preferred Stock are set forth in the Certificate of Designation (as defined and described below).
Investment Agreement
Concurrent with the Acquisition, on October 8, 2025, we entered into an Investment Agreement (the “Investment Agreement”) with DEFJ. Pursuant to the Investment Agreement, DEFJ agreed to purchase, and we agreed to issue and sell in a private placement, an aggregate of 223.7337 shares of Series B Preferred Stock for a price per share of $111,740 or an aggregate purchase price of approximately $25 million. The aggregate purchase price comprised a cash subscription of $20 million and a promissory note (the “Promissory Note”) in the aggregate principal amount of approximately $5 million (the “Investment”). The Promissory Note accrued interest at a rate of 4% per annum. The principal and accrued interest were paid on December 30, 2025. Each share of Series B Preferred Stock is convertible into 10,000 shares of Common Stock. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series B Preferred Stock are set forth in the Certificate of Designation.
Approvals
Our Board unanimously approved the Purchase Agreement, the Investment Agreement and the related transactions. The consummation of the Acquisition and the Investment was not subject to approval by our stockholders but conversion of the Preferred Stock is subject to such approval. Pursuant to the Purchase Agreement, we have agreed to hold a stockholders’ meeting to submit the following matters to stockholders for their consideration: (i) the approval of the conversion of the shares of Series A Preferred Stock and Series B Preferred Stock into shares of Common Stock in accordance with the rules of the Nasdaq Stock Market LLC (the “Conversion Proposal”) and (ii) the approval of a “change of control” under Nasdaq Listing Rules 5110 and 5635(b) (the “Change of Control Proposal” and, together with the Conversion Proposal, the “Meeting Proposals”). In connection with these matters, we have agreed to file a proxy statement on Schedule 14A with the SEC.
Accelerated Regulatory Programs
The FDA maintains several programs intended to facilitate and expedite development and review of new drugs addressing unmet medical needs or for treating serious or life-threatening diseases or conditions. These programs include Fast Track designation, Breakthrough Therapy designation, Priority Review and Accelerated Approval. The purpose of these programs is to expedite either the development or the review of certain new drugs to get them to patients sooner than under standard FDA development and review procedures. We anticipate seeking one or more of these qualifications, but there is no assurance that we will obtain any of them.
Orphan Drug Designation
The Orphan Drug Act was enacted in 1983 to facilitate development of drugs that impact smaller patient populations. Benefits available under the Orphan Drug Act include seven-year marketing exclusivity, 25% tax benefits for research & development activities performed in the U.S., a waiver of Prescription Drug User Fee Act, or PDUFA, Fees, and qualification to compete for research grants.
Based on in vivo studies using TTX-siPDL1 to treat human pancreatic tumors implanted in animals, we applied for and, in June 2022, received, Orphan Drug Designation for the treatment of pancreatic cancer. In addition, in February 2023, we received Orphan Drug Designation for TTX-MC138, also for the treatment of pancreatic cancer. We intend to conduct additional in vivo studies to support filings of other TTX-based drug candidates in other orphan disease indications including osteosarcoma and small cell lung cancer, or SCLC. In the Michigan State University laboratory of one of our scientific co-founders, animal testing of TTX-MC138 in glioblastoma cells has been completed. Mechanistic studies have produced efficacy signals in combination with temozolomide, or TMZ, in glioblastoma multiforme, or GBM, cell lines. A manuscript summarizing results from this study has been submitted for publication.
There is no assurance that we will obtain any additional Orphan Drug Designations.
INTELLECTUAL PROPERTY
Our intellectual property, or IP, portfolio is directed to our therapeutic candidates and their targeted use and development in specific patient populations and in specific indications. Comprised primarily of patents, trademarks, know-how and trade secrets, our rights-based portfolio currently consists of seven different patent families and one trademark. Our patent portfolio comprises issued patents, pending patent applications and new provisional patent applications. We have licensed rights to patents issued in the U.S. which we believe provides exclusivity for a significant portion of the potential worldwide market for TTX-MC138, our lead candidate, and are pursuing additional filings in both the U.S. and elsewhere. Patents we have licensed for a TTX-MC138-associated biomarker test have issued in both the U.S and in the European Union. Seviprotimut-L is based on proprietary cell lines. UIO-524, 525, and 526 are protected by an issued patent and two Patent Cooperation Treaty, or PCT, applications in the U.S. and Europe.
Trademarks
We own, have applied for or have rights to use one or more registered and common law trademarks, service marks and/or trade names in connection with our business in the United States and/or in certain foreign jurisdictions. On October 20, 2021, we applied to the United States Commissioner of Trademarks to register TRANSCODE THERAPEUTICS as a trademark under International Class 005, pharmaceutical preparations for the treatment of cancer, diagnostic preparations for medical purposes, having Serial Number 97/083236.

Therapeutic Patent Rights Assigned to TransCode
Template Directed Immunomodulation for Cancer Therapy
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International Application (PCT/US2021/65580) filed December 30, 2021. Corresponding national stage applications are pending in the United States, Canada, Japan, Australia, Europe and Korea.

Nanoparticle and Template Directed Rig-I Agonist Precursor Compositions and Uses thereof for Cancer Therapy
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International Application (PCT/US/2023/026460) filed June 28, 2023. Corresponding national stage applications are pending in the United States, Europe, and Japan.

Pharmaceutical Formulations, Dosing and Methods for the Treatment of Advanced Solid Tumors
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U.S. Provisional Application No. US 63/898.419 filed October 13, 2025.

Methods for the Treatment of Minimal Residual Disease of Colorectal Cancer (CRC)
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U.S. Provisional Application No. 63/963,986 filed January 20, 2026

Unleash (UIO) acquired Patents (Oncolytic Immunotherapy Platform)
Isolated DNA fragment of the SPARC human promoter and its use for driving the expression of an heterologous gene in tumor cells
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U.S. Patent No. 8.346.160: granted May 7, 2013

Oncolytic Adenoviral Vector and Methods of Use
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International PCT Application No. PCT/US2020/019179 filed February 21, 2020. Corresponding national stage U.S. application granted as U.S. Patent No. 11,542,526.

Oncolytic Adenoviral Vector and Methods of Use
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International PCT Application No. PCT/US2023/074623 filed September 20, 2023. Corresponding national stage applications are pending in the United States and Europe.

Therapeutic Patent Rights (Covered under MGH License)
Therapeutic Nanoparticles and Methods of Use Thereof
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US 9,763,891 — Issued September 2017. Expiry not expected before 2032.

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US 9,629,812 — Issued April 2017. Expiry not expected before 2032.

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US 10,463,627 — Issued November 2019. Expiry not expected before 2032.

Biomarker Patent Rights (Diagnostic test) miRNA Profiling Compositions and Methods of Use
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US 10,086,093 — Issued October 2018. Expiry not expected before 2034.

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US 18/339,621 — Pending.

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EP 2961386 — Issued July 2019. Expiry not expected before 2034.

Compositions and Methods for Tunable Magnetic Nanoparticles
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PCT/US 2020/63635 — Application filed December 7, 2020. Corresponding national stage applications pending in Australia, Canada, China, Europe, Hong Kong, Japan, Korea, and the U.S. Expiry not expected before 2040.

Compositions and Methods for Immune Checkpoint Inhibition
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PCT/US 2019/050003 — Application filed September 6, 2019. Corresponding national stage filings pending in Australia, Canada, China, Europe, Japan, Korea, and the U.S. Expiry not expected before 2038.

MGH LICENSE
In November 2018, we entered into a license agreement with MGH, or the MGH License, pursuant to which MGH granted us an exclusive, world-wide, royalty-bearing, sub-licensable license to certain MGH intellectual property which we collectively refer to as the Licensed Patents.
We are required to pay tiered royalties of a low to middle single-digit percentage on annual net sales of products related to the Licensed Patents. Initially, there were minimum royalties of $25,000 per year prior to the first commercial sale of a product or process covered by the Licensed Patents, and a minimum of $50,000 per year after the first commercial sale of a product or process covered by the Licensed Patent.
Upon the occurrence of certain milestones, we are also obligated to make payments that initially were up to an additional $1.55 million in aggregate. No milestone events have been achieved.
Unless earlier terminated, the MGH License will expire upon the latest of (i) the date on which all issued patents and filed patent applications subject to the MGH License have expired or been abandoned; (ii) expiration of the last to expire regulatory exclusivity of a covered product or process; or (iii) 10 years after the first commercial sale of a product or process covered by the Licensed Patents.
In the event of a default in our performance of the MGH License that we fail to cure, MGH may terminate the MGH License with respect to the country or countries in which the default occurs. MGH may terminate the MGH License immediately upon written notice to us in the event of our bankruptcy, insolvency, dissolution or winding up, or if we fail to maintain the insurance required pursuant to the MGH License. MGH may also terminate the MGH License upon written notice if we fail to make payments due under the MGH License. We may terminate the MGH License at any time by providing ninety (90) days written notice to MGH. Any sublicenses granted by us under the MGH License shall be automatically terminated upon the termination of the MGH License, but MGH is required to make a good faith effort to enter into a direct license agreement with any sublicensee who so requests.
Amendments to MGH License Agreement
In November 2020, we and MGH amended the MGH License. Under the amendment, the intellectual property licensed in 2018 was categorized as “Patent Family 1” and a provisional patent filing related to MGH’s nanoparticle technology was added to Patent Family 1. A second patent family, “Patent Family 2,” was created which includes MGH intellectual property targeting PD-L1.
The minimum annual license fee prior to the first commercial sale of a product or process covered by the MGH License was increased to $30,000 per year for Patent Family 1 and a minimum annual license fee of $10,000 per year was added related to Patent Family 2. All other terms of the MGH License including milestone payments, royalties and payment terms related to sublicense income we may receive remained the same as in the original MGH License.
Upon expiration of the MGH License, the licenses granted to us pursuant thereto will be considered fully paid and royalty-free.
Effective August 15, 2025, we and MGH amended the MGH License again. Under the second amendment, the timelines for the pre-sales requirements for Patent Family 1 (as defined in the MGH License) were updated, and the requirements and timelines for the pre-sales requirements for Patent Family 2 (as defined in the MGH License) were updated. In addition, the aggregate dollar amount of one-time milestone payments we are obligated to pay MGH upon certain milestones was increased from $1,550,000 to $2,950,000 for each patent family; and the individual amounts for therapeutic product- or process-related milestone payments were updated.

MD ANDERSON CANCER CENTER ALLIANCE
In late 2024, we and The University of Texas M. D. Anderson Cancer Center (“MD Anderson”) agreed to amend our five-year strategic collaboration agreement in favor of MD Anderson focusing solely on participation in our Phase I/II clinical trial. This amendment relieved us from the obligation to make up to $10 million of collaboration payments. We are obligated to pay charges incurred by MD Anderson in connection with clinical trial services.
COMPETITION
The pharmaceutical industry is intensely competitive and constantly evolving. While we believe that our experience, scientific knowledge and intellectual property provide us with certain competitive advantages, these may not be sufficient to succeed. We face potential competition from many different sources, including major pharmaceutical, specialty pharmaceutical and biotechnology companies. Most of our potential competitors are larger than we are, and they have substantially greater capital and human resources than we do. Many also have established market positions and expertise and capabilities in sales, marketing, distribution, clinical trials and regulatory matters. Not only must we compete with other companies that are focused on RNA therapeutics and other therapeutic modalities that treat cancer, but also any therapeutic candidates that we successfully develop and commercialize must compete with existing therapies and new therapies that may become available in the future. In addition, we compete with other life sciences companies generally for employees, consultants and advisors, supplies and materials, and laboratory facilities and equipment.
Our competitors may develop more successful products that are similar to ours, but sooner than we can commercialize ours, which may negatively impact our results.
There are several companies operating in the “targeted therapy” space, many of which have existed longer than we have, with the advantages described above. The development of targeted therapies requires the identification of good targets — that is, targets that play a key role in cancer cell growth and survival. (It is for this reason that targeted therapies are sometimes referred to as the product of “rational” drug design.)
One approach to identify potential targets is to compare individual proteins in cancer cells with those in normal cells. Proteins that are present in cancer cells but not normal cells, or that are more abundant in cancer cells, could be potential targets, especially if they are known to be involved in cell growth or survival. An example of such a differentially expressed target is the human epidermal growth factor receptor 2 protein, or HER-2. HER-2 is expressed at high levels on the surface of some cancer cells. Several targeted therapies are directed against HER-2, including trastuzumab (Herceptin), which is approved to treat certain breast and stomach cancers that overexpress HER-2.
Another approach to identify potential targets is to determine whether cancer cells produce mutant (altered) proteins that drive cancer progression. For example, the cell growth signaling protein BRAF is present in an altered form (known as BRAF V600E) in many melanomas. Vemurafenib (Zelboraf) targets this mutant form of the BRAF protein and is approved to treat patients with inoperable or metastatic melanoma that contains this altered BRAF protein.
Researchers also look for abnormalities in chromosomes that are present in cancer cells but not in normal cells. Sometimes these chromosome abnormalities result in the creation of a fusion gene (a gene that incorporates parts of two different genes) whose product, called a fusion protein, may drive cancer development. Such fusion proteins are potential targets for targeted cancer therapies. For example, imatinib mesylate (Gleevec) targets the BCR-ABL fusion protein, which is made from pieces of two genes that join together in some leukemia cells and promotes their growth.
There are a number of oncology companies with targeted therapeutics for various cancers with therapeutic candidates in various stages of preclinical and clinical development. Companies focusing on RNA therapeutics for oncology include Arrowhead Pharmaceuticals, Ionis, Moderna, Alnylam, BioNTech, Dicerna, and Siranomics, among others. We believe these companies lack delivery systems that are able to target genes inside tumors and metastases. We know of no other RNA companies currently in clinical development that have an exclusive focus on cancer and whose pipelines are not limited to a single RNA technology such as siRNA or mRNA vaccines. By contrast, our pipeline spans a spectrum of RNA and immunotherapy technologies (including ncRNAs, immune checkpoint inhibitors, immunostimulatory RNAs, cancer vaccines and oncolytic viruses for oncology.
Targeted therapy
Targeted cancer therapies are drugs or other substances that block the growth and spread of cancer by interfering with specific molecules (“molecular targets”) that are involved in the growth, progression, and spread of cancer. Targeted cancer therapies are sometimes called “molecularly targeted drugs,” “molecularly targeted therapies,” “precision medicines,” or similar names.
Targeted therapies differ from standard chemotherapy in several ways:
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Targeted therapies act on specific molecular targets that are associated with cancer, whereas most standard chemotherapies act on all rapidly dividing normal and cancerous cells.

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Targeted therapies are deliberately chosen or designed to interact with their target, whereas many standard chemotherapies were identified because they kill cells.

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Targeted therapies are often cytostatic (that is, they block tumor cell proliferation), whereas standard chemotherapy agents are cytotoxic (that is, they kill tumor cells).

Targeted therapies are currently the focus of intense anti-cancer drug development. Spending on targeted therapies continues to grow rapidly in many regions of the world and now represents an estimated 48% of total oncology spending, up 36% from 2010. As mentioned above, we are focused on targeted therapies for cancer treatment with TTX-MC138 as an example.
Immunotherapy
Immunotherapy has become an established pillar of cancer treatment improving the prognosis of many patients with a broad variety of hematological and solid malignancies. The two main drivers behind this success are checkpoint inhibitors, or CPIs, and chimeric antigen receptor, or CAR, T cells. For checkpoint blockade, current studies focus on antibody based approaches. Regarding cellular immunotherapy, recent studies confirmed safety and efficacy of CAR T cells in larger cohorts of patients with acute lymphoblastic leukemia or diffuse large B cell lymphoma. Different strategies to translate the striking success of CAR T cells in B cell malignancies to other hematological and solid cancer types are currently under clinical investigation. Regarding the regional distribution of registered clinical immunotherapy trials, a shift from PD-1 / PD-L1 trials (mainly performed in the U.S. and in the European Union, or EU) to CAR T cell trials (majority of trials performed in the United States and China) can be noted.
The importance of immunotherapy is underscored by the fact that the Nobel prize for physiology and medicine in 2018 was awarded to James P. Allison and Tasuku Honjo for the discovery of cytotoxic T-lymphocyte-associated protein, or CTLA-4, and programmed cell death protein 1 / programmed cell death protein ligand 1, or PD-1 / PD-L1. Malignant tumors take advantage of the inhibitory PD-1 / PD-L1 or CTLA-4 pathways to evade the immune system. Disrupting this axis by blocking monoclonal antibodies can induce durable remissions in different cancer types and has led to numerous FDA and European Medicines Agency, or EMA, approvals, among others, for the treatment of melanoma, lung cancer, urothelial cancer, head and neck squamous cell carcinoma, or HNSCC, renal cell carcinoma, or RCC, and Hodgkin’s disease.
Tyrosine kinase inhibitors
Tyrosine kinase inhibitors are targeted therapies for cancer. Although some tyrosine kinase inhibitors are used to treat other types of cancer, lapatinib (Tykerb) is the only one that is FDA-approved for the treatment of breast cancer. Lapatinib is only used to treat HER2-positive metastatic breast cancer.
PARP inhibitors
Poly (ADP-ribose) polymerase, or PARP, inhibitors are a class of drugs under study for many types of cancer, including breast cancer. PARP is an enzyme involved in DNA repair. At this time, PARP inhibitors are only offered in clinical trials for patients with metastatic breast cancer. Early findings suggest that PARP inhibitors hold the most promise for metastatic breast cancer patients who have a BRCA1 or BRCA2 gene mutation.
Cyclin dependent kinase 4 and 6 (CDK4/6) inhibitors
CDK4 and CDK6 are enzymes important in cell division. CDK4/6 inhibitors are a new class of drugs designed to interrupt the growth of cancer cells. The CDK4/6 inhibitor palbociclib (Ibrance) in combination with hormone therapy is FDA-approved for the treatment of hormone receptor-positive, HER2-negative metastatic breast cancers.
PI3 kinase inhibitors
PI3 kinase is an enzyme important in cell growth. The PIK3CA gene helps control PI3 kinase enzyme activity. Some breast cancers have a mutation in the PIK3CA gene, and this mutation can affect PI3 kinase and cause the tumor to grow. PI3 kinase inhibitors are a new class of drugs designed to interrupt PI3 kinase signals and stop the growth of cancer cells. PI3 kinase inhibitors are under study for the treatment of metastatic breast cancer.
Seviprotimut-L
The competitive landscape for Seviprotimut-L in resected stage II/III melanoma is dominated by adjuvant immunotherapies and targeted agents, with emerging modalities further intensifying competition. Seviprotimut-L is an allogeneic, polyvalent, partially-purified, shed melanoma antigens vaccine (alum adjuvanted) derived from three proprietary human melanoma cell lines designed to prevent recurrence in patients with resected high-risk melanoma (stage II – III). Seviprotimut-L has demonstrated a favorable safety profile and has shown potential benefit in select subgroups, such as stage IIB/IIC patients under age 60.
Immune checkpoint inhibitors currently represent the standard of care, demonstrating significant improvements in recurrence-free survival. Two checkpoint inhibitors that have shown efficacy for the adjuvant treatment of melanoma in Stage IIB/IIC patients at risk for disease recurrence, Keytruda (from Merck) and Opdivo (from Bristol Myers Squibb), have both been approved.
Additionally, targeted therapies (e.g., BRAF/MEK inhibitor combinations such as dabrafenib + trametinib) offer an effective option for biomarker-selected stage III patients.
Beyond established therapies, personalized neoantigen vaccines, oncolytic viruses, and tumor-infiltrating lymphocyte (TIL) therapies, are entering the immunotherapy landscape.
Overall, we believe that Seviprotimut-L occupies a niche as a well-tolerated vaccine targeting recurrence prevention with likely differentiation on safety and tolerability.
Oncolytic Immunotherapy Platform Targeting MIBC
The current gold standard for the treatment of localized MIBC involves neoadjuvant cisplatin-based chemotherapy followed by radical cystectomy and pelvic lymph node dissection. However, novel treatment alternatives in the neoadjuvant setting, in particular, bladder-sparing treatments, are urgently needed because more than 50% of patients are ineligible for standard cisplatin-based neoadjuvant chemotherapy. Currently, immune checkpoint inhibitors (ICIs), antibody-drug conjugates (ADCs), and targeted therapies are as described below.
Preclinical stage: Adenovirus XVir-N-31 (Ad-Delo3-RGD): oncolytic adenovirus vector dl520 that was rendered cancer-specific by deletion of the transactivation domain CR3 of the adenoviral E1A13S protein; this deletion causes antitumor activity in drug-resistant cells displaying nuclear YB-1 expression. Alphavirus M1: naturally occurring, non-pathogenic Getah-like virus isolated from mosquitoes that demonstrates strong oncolytic properties. Personalized peptide-based vaccines targeting tumor mutations and in situ vaccines using radiation combined with checkpoint inhibitors.

Clinical Stage: Several recruiting clinical studies investigating ADCs or bispecific antibodies in combination with immune checkpoint inhibitors (anti-PD-1 or PD-L1) in cisplatin-ineligible MIBC patients.
Approved and commercialized: Durvalumab (anti-PD-L1, IgG, IMFINZI®) in combination with gemcitabine and cisplatin as neoadjuvant treatment, followed by IMFINZI® as adjuvant monotherapy after radical cystectomy for the treatment of MIBC patients.
CHEMISTRY, MANUFACTURING AND CONTROLS (CMC)
CMC is an extensive aspect of the IND-enabling process and is critical to setting appropriate timelines and connecting “deliverables” to clinical trials. The term “deliverables” refers to more than just the drug product itself. It also includes analytical standards and required documentation on drug purity, dose strength, storage, handling and stability. Materials for the analytical development process produced as part of the CMC process must be delivered before CMC development work can begin, as are activities that require analytical support for which time requirements must also be considered.
TTX-MC138: The design and manufacture of therapeutic candidates such as TTX-MC138 for miRNA targeting in tumor cells has gone through extensive research and development optimization at MGH prior to our company formation. Optimization work continues at our contract manufacturing organization, or CMO. The oligonucleotide drug substance incorporated in the final therapeutic candidate drug product is currently manufactured by our CMO in Germany. We believe this CMO will be able to meet our needs for oligonucleotide manufacturing meeting current good manufacturing practices, or cGMP, or good laboratory practices, or GLP, (together sometimes referred to as GxP) at least for the near term. TransCode has been utilizing the manufacturing services of this CMO since 2017. We use a different European CMO to produce the final therapeutic candidate drug product.
Seviprotimut-L: Previous manufacturing of Seviprotimut-L allowed for the production of non-GMP and GMP quality drug substance, as well as GMP quality drug product. Scaling up of the manufacturing process and additional analytics will be required to produce batches that will provide the amount of GMP drug for a Phase 3 trial.
Oncolytic Immunotherapy Platform: small quantities of non-GMP drug substance were produced for Unleash by a CMO for use in pre-clinical studies. To conduct clinical trials with any of UIO 524, UIO 525 or UIO 526, we will need to scale up a manufacturing process and perform the necessary analytic analyses to produce GMP grade materials.
EMERGING GROWTH COMPANY AND SMALLER REPORTING COMPANY STATUS
We are an “emerging growth company” as defined in the JOBS Act. We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date on which we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (iv) the last day of the fiscal year ending after the fifth anniversary of our initial public offering.
The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards by delaying adoption of these standards until they would apply to private companies. We have elected to use the extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date on which we (i) are no longer an emerging growth company and (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to those of companies that comply with new or revised accounting pronouncements as of effective dates applicable to public companies.
We are also a “smaller reporting company” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We will continue to be a smaller reporting company until either (i) the market value of our stock held by non-affiliates is more than $250 million or (ii) our annual revenue is more than

$100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is more than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies.
CORPORATE INFORMATION
Our principal executive offices are located at 6 Liberty Square, #2382, Boston, MA 02109 USA, and our telephone number is (857) 837-3099. Our website address is www.transcodetherapeutics.com. The information contained in, or that can be accessed through, our website is not part of this Proxy Statement.
MARKET PRICE AND DIVIDEND INFORMATION
TransCode Therapeutics
Our Common Stock is currently listed on the Nasdaq Stock Market LLC under the symbol “RNAZ.”
The closing price of the Common Stock on October 7, 2025, the last trading day before announcement of the Acquisition, was $12.22. The closing price of the Common Stock on March 2, 2026, the last trading day before the announcement of the Licensing Agreement, was $9.87. The closing price of the Common Stock on April 6, 2026, the last trading day before the announcement of the SEPA, was $8.96. As of the Record Date, the most recent closing price for the Common Stock was $      .
Holders of the Common Stock are urged to obtain current market quotations for the Common Stock. The market price of the Common Stock could vary significantly.
Dividend Policy
We have not paid any cash dividends on the Common Stock to date and do not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Board of Directors at such time.

PROPOSAL 1
Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the potential issuance of our Common Stock upon conversion of the Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share, and the Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share.
General
As described below, on October 8, 2025, we issued 1,152.9568 shares of our Series A Preferred Stock to DEFJ, pursuant to the Purchase Agreement, dated as of October 8, 2025, by and between us and DEFJ and 59.2255 shares of Series A Preferred Stock to affiliates of Tungsten as transaction expenses. On April 6, 2026, we issued 29.8895 shares of Series A Preferred Stock to the holders of Series A Preferred Stock as a one-time payment-in-kind dividend on the Series A Preferred Stock held by them (the “PIK Dividend”). In addition to the shares of Series A Preferred Stock issued to DEFJ and Tungsten, we issued 83,285 shares of Common Stock to DEFJ pursuant to the Purchase Agreement.
As described below, concurrently with the Acquisition, on October 8, 2025, we entered into the Investment Agreement with DEFJ. Pursuant to the Investment Agreement, we issued 223.7337 shares of Series B Preferred Stock to DEFJ.
Subject to approval by the stockholders and approval by Nasdaq of the Initial Listing Application (as defined below), each share of Preferred Stock will convert at the option of each holder of Preferred Stock into 10,000 shares of Common Stock. 12,420,717 shares of Common Stock are issuable upon conversion of the below-described Series A Preferred Stock and 2,237,337 shares of Common Stock are issuable upon conversion of the below-described Series B Preferred Stock. This Proposal 1 would provide the necessary approval for such conversion under the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock and Series B Preferred Stock of TransCode Therapeutics, Inc., dated October 27, 2025 (the “Certificate of Designation”).
Shares Issuable Upon Conversion
Set forth below is a table summarizing the issued and outstanding Preferred Stock and the number of shares of Common Stock that are potentially issuable upon conversion of the Preferred Stock if the stockholders approve this Proposal 1. The sale into the public market of the underlying Common Stock could materially and adversely affect the market price of our Common Stock.
	Series A Preferred Stock Issued and Outstanding	Series B Preferred Stock Issued and Outstanding	Common Stock Issuable upon Conversion
Purchase Agreement	1,152.9568	—	11,529,568
Transaction Expenses	59.2255	—	592,255
PIK Dividend	29.8895	—	298,895
Investment Agreement	—	223.7337	2,237,337
Total	1,242.0718	223.7337	14,658,055
Description of the Transactions
The Acquisition and Investment
On October 8, 2025, we entered into the Purchase Agreement with DEFJ, pursuant to which we acquired 100% of the issued and outstanding membership interests of ABCJ. Prior to the Acquisition, ABCJ was a wholly owned subsidiary of DEFJ and an indirect wholly owned subsidiary of CK Life Sciences Int’l., (Holdings) Inc., a listed entity on the Main Board of the Hong Kong Stock Exchange. ABCJ owns 100% of the issued and outstanding membership interests of Polynoma LLC, a Delaware limited liability previously company headquartered in San Diego, California. Polynoma is an immune-oncology focused biopharmaceutical company developing Seviprotimut-L, an investigational polyvalent antigen vaccine intended to reduce the risk of recurrence of melanoma in patients in stage IIB and IIC who have limited options. Sevipromut-L has been safely administered in clinical trials in more than 1,000 patients.
Under the terms of the Purchase Agreement, in exchange for all of the membership interests of ABCJ immediately prior to the Closing of the Acquisition, the Company issued to DEFJ, an aggregate of (i) 83,285 shares of Common Stock, which shares represented a number of shares equal to no more than 9.99% of the shares of Common Stock outstanding immediately prior to the Acquisition and (ii) 1,152.9568 shares of Series A Preferred Stock. The issuance of the shares of Common Stock and Series A Preferred Stock, excluding the PIK Dividend, to DEFJ occurred on October 8, 2025. In addition, the Company has agreed to make up to $95,000,000 in contingent milestone payments to DEFJ upon the achievement of certain milestones. On April 6, 2026, the Company issued 29.8895 shares of Series A Preferred Stock to the holders of Series A Preferred Stock in connection with the PIK Dividend.
Concurrently with the Acquisition, on October 8, 2025, the Company entered into the Investment Agreement with DEFJ. Pursuant to the Investment Agreement, DEFJ agreed to purchase, and the Company agreed to issue and sell in a private placement, an aggregate of 223.7337 shares of Series B Preferred Stock, for a price per share of $111,740, for an aggregate purchase price of approximately $25 million, consisting of a cash subscription amount of approximately $20 million and a Promissory Note in the aggregate principal amount of approximately $5 million. The Promissory Note had a principal amount of approximately $5 million and accrued interest at a rate of 4% per annum, calculated as simple interest on based on a 365-day year. The principal and accrued interest were paid on January 1, 2026 and were secured by 44.7467 shares of the Series B Preferred Stock issued to DEFJ.
Tungsten acted as the financial advisor to the Company in connection with the Acquisition and as placement agent for the Company in connection with the Investment. As partial compensation for services rendered by Tungsten, the Company issued 59.2255 shares of Series A Preferred Stock to Tungsten.
Each share of Preferred Stock is convertible into 10,000 shares of Common Stock, as described below. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Preferred Stock are set forth in the Certificate of Designation (as described below).
Pursuant to the Purchase Agreement, the Company agreed to hold a stockholders’ meeting for the purpose of obtaining stockholder approval of certain matters, including (i) the approval of the full potential issuance of our Common Stock upon conversion of shares of Series A Preferred Stock and Series B Preferred Stock in accordance with the rules of Nasdaq and (ii) the approval of a “change of control” under Nasdaq Listing Rules 5110 and 5635(b) (the “Stockholder Approval”). Nasdaq Listing Rule 5110 requires that the Company submit, and Nasdaq approve, an initial listing application (“Initial Listing Application”) prior to the approval by our stockholders of a change of control pursuant to Nasdaq Listing Rule 5635(b). The approval being sought in this Proposal 1, along with the filing of the Initial Listing Application with Nasdaq, is intended to satisfy this obligation of the Company.
Repurchase Right
Pursuant to that certain Repurchase Agreement, dated as of October 8, 2025 by and between the Company and DEFJ, DEFJ has the right, but not the obligation, to exercise an option to acquire all of the Company’s and its subsidiaries’ rights in and to the membership interests of ABCJ (the “Interests”) from the Company (the “Repurchase Option”) upon the occurrence of certain specified events. The occurrence of any of the following events (each a “Triggering Event”) shall trigger the Repurchase Option: (i) the Company fails to dose the first patient in any clinical trial of seviprotimut-L vaccine on or before the third anniversary of the date upon which the Company’s stockholders approve Proposal 1, (ii) at any time prior to the third anniversary of the date upon which the Acquisition was consummated, if the Common Stock ceases to be listed for trading on Nasdaq; (iii) Stockholder Approval is not obtained on or prior to December 31, 2026, (iv) the conversion of the Preferred Stock into Common Stock is not permissible under U.S. federal securities laws or stock exchange rules as of December 31, 2026; (v) the registration statement covering the resale of the Common Stock held by or issuable upon conversion to the holders of Preferred Stock has not been declared effective by the SEC prior to June 30, 2026, subject to certain exceptions, and (vi) the continuance of a Registration Default (as defined below) for the 90-day period commencing on the Registration Default Notice Date (as defined below). In the event that the Repurchase Option is exercised, the Company will be required to sell all of the Interests in exchange for the same amount for which the Company initially purchased the Interests. DEFJ may exercise the Repurchase Option at any time within 90 days following the date on which DEFJ or its representatives become aware of the occurrence of a Triggering Event by delivering notice to the Company.
If the Company is required to have on file with the SEC an effective resale registration statement with respect to the Interests (the “Resale Registration Statement”) and, for any consecutive 90-day period commencing on or after July 1, 2026, (i) has failed to maintain the effectiveness with the SEC of any such Resale Registration Statement, or (ii) notwithstanding that such Resale Registration Statement has been declared effective by the SEC, such Resale Registration Statement has otherwise ceased to be usable for its intended purpose without being immediately succeeded by a post-effective amendment to such Resale Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) and (ii), a “Registration Default”) then DEFJ or its affiliates may provide written notice to the Company at any time (a “Registration Default Notice”), informing the Company of the existence of a Registration Default (the date on which such notice is deemed given to the Company, the “Registration Default Notice Date”). Notwithstanding the foregoing: (i) no Registration Default will be deemed to have occurred if the unavailability of a Resale Registration Statement is attributable to the failure by DEFJ, or any affiliate of DEFJ, to provide to the Company any information requested in accordance with the Registration Rights Agreement; and (ii) no Registration Default will be deemed to occur or continue in effect on or after the date that all Registrable Securities held by DEFJ or any affiliate of DEFJ may be sold pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) without complying with the volume limitation under Rule 144(e) and the manner of sale limitation under Rule 144(f), and on an aggregate basis, DEFJ, together with its affiliates, owns less than 9.99% of the Common Stock on a fully diluted basis.
Contingent Value Rights
In connection with the Closing of the Acquisition and Investment, the Company entered into a CVR Agreement with VStock Transfer, LLC as Rights Agent, pursuant to which each holder of Common Stock as of 5:00 p.m. Eastern Time on October 20, 2025, including those holders receiving shares of Common Stock in connection with the Acquisition, received a CVR issued by the Company, subject to and in accordance with the terms and conditions of the CVR Agreement, for each share of Common Stock held by such holder as of such time. The CVR Agreement has a term of seven years.
The CVRs entitle the CVR Holders, in the aggregate, to 50% of the Net Proceeds (as defined below) from any Upfront Payment (as defined below) or Milestone Payment (as defined below) received by the Company in a given calendar quarter.
For the purposes of the CVR Agreement, “Net Proceeds” means, for each direct or indirect sale, lease, license, transfer, assignment or other disposition of any kind of any of the tangible and intangible assets exclusively used in or solely related to the Company’s TTX-MC138 program (a “Disposition”), including any product or therapy, in any dosage or form, that contains or comprises, TTX-MC138, including any modification or derivative thereof (the “Program Assets”), the Gross Proceeds (as defined below) minus Permitted Deductions (as defined below) calculated in accordance with GAAP. “Gross Proceeds” means any upfront cash consideration received by the Company pursuant to any definitive written agreement providing for a transaction or series of transactions between the Company and any person who is not an affiliate of the Company, effectuating a Disposition (a “Disposition Agreement”) solely with respect to the Program Assets, received within 30 days following the effective date of such Disposition Agreement (an “Upfront Payment”).
For the purposes of the CVR Agreement, “Milestone Payment” means any cash payment received by or on behalf of the Company pursuant to any Disposition Agreement solely with respect to or as a result of the achievement or occurrence of any non-clinical, clinical or regulatory event or activity, in each case, solely related to the Program Assets.
The distributions in respect of the CVRs that become payable will be made on a quarterly basis and will be subject to a number of deductions, subject to certain exceptions or limitations, including but not limited to certain taxes and certain out-of-pocket expenses incurred by the Company (“Permitted Deductions”).

Under the CVR Agreement, the Rights Agent has, and CVR Holders of at least 40% of the CVRs then-outstanding have, certain rights to audit and enforcement on behalf of all CVR Holders. The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than as permitted pursuant to the CVR Agreement.
DEFJ Registration Rights Agreement
On October 8, 2025, in connection with the Acquisition and Investment, the Company entered into the DEFJ Registration Rights Agreement with DEFJ. Pursuant to the DEFJ Registration Rights Agreement, the Company is required to prepare and file a resale registration statement with the SEC within 75 calendar days following the closing of the Acquisition and the Investment with respect to the shares of Common Stock and the Common Stock underlying the Preferred Stock issued to DEFJ pursuant to the Acquisition and the Investment, as well as the Common Stock underlying the 28.4291 shares of Series A Preferred Stock issuable to DEFJ in connection with the PIK Dividend. The Company will use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable. In addition, the Company granted certain demand and piggy-back registration rights to DEFJ.
The Company has also agreed, among other things, to indemnify DEFJ and its partners, members, directors, officers, stockholders, legal counsel, accountants and underwriters and each Person who controls any such holder or underwriter (within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act).
Description of the Preferred Stock
Ranking
The Preferred Stock ranks on parity with the Common Stock as to distributions of assets upon liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily.
Dividends
If the Company, at any time while any shares of Preferred Stock are outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of the Preferred Stock) with respect to the then outstanding shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Ratio (as defined in the Certificate of Designation) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares held by the Company) outstanding immediately after such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such event (excluding any treasury shares held by the Company).
Each holder of Preferred Stock is entitled to receive dividends on shares of Preferred Stock (on an as-if-converted-to-Common-Stock basis, without regard to the Beneficial Ownership Limitation, as defined below) equal to and in the same form, and in the same manner, as dividends (other than dividends on shares of the Common Stock payable in the form of Common Stock) actually paid on shares of the Common Stock when such dividends are paid on shares of the Common Stock.
Each holder of Series A Preferred Stock received a one-time payment-in-kind dividend accrued at a rate equal to 5% per annum payable in shares of Series A Preferred Stock on April 6, 2026.
Beneficial Ownership Limitation
Until the earliest to occur of (i) the Stockholder Approval, and (ii) the consummation by the Company of certain Fundamental Transactions (as defined in the Certificate of Designation), each holder of Preferred Stock may hold a number of shares equal to no more than 9.99% of the shares of Common Stock outstanding immediately prior to the Acquisition (the “Beneficial Ownership Limitation”). Upon receipt of the Stockholder Approval or the consummation of a Fundamental Transaction (as defined in the Certificate of Designation), holders of Preferred Stock may waive or change the Beneficial Ownership Limitation effective upon written notice to the Company; provided, that such notice must be delivered not less than sixty days prior to the effectiveness of such waiver or change.
Conversion
If the Company’s stockholders approve Proposal 1, each share of Series A Preferred Stock will be convertible by the holders of the Series A Preferred Stock into 10,000 shares of Common Stock, at any time and from time to time following 5:00 p.m. Eastern Time on the third business day after the approval of Proposal 1.
Each share of Series B Preferred Stock will be convertible by the holders of the Series B Preferred Stock into 10,000 shares of Common Stock, at any time and from time to time following the earliest to occur of (i) April 8, 2026, (ii) the effectiveness date of a registration statement covering the resale of the Common Stock issuable upon conversion of the Series B Preferred Stock, and (iii) 5:00 p.m. Eastern Time on the third business day after the date that the approval of Proposal 1, in each case at the option of the holder of Series B Preferred Stock.
The conversion of the Preferred Stock into Common Stock is subject to certain limitations provided in the Certificate of Designation, including that prior to the Stockholder Approval, the Company will not be required to effect a conversion of the Preferred Stock to the extent such conversion would cause the Company to violate Nasdaq Listing Rule 5635. In accordance with the Certificate of Designation, the Company intends to seek a waiver of the Beneficial Ownership Limitation from the holders of Preferred Stock, effective upon receipt of the Stockholder Approval.
Voting and Consent Rights
Except as otherwise required by law, the Preferred Stock does not have voting rights. However, as long as any shares of Preferred Stock are outstanding, we may not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation, amend or repeal any provision of, or add any provision to, the Company’s Charter or Bylaws, or file any articles of amendment, certificates of designation, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Charter or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further shares of Preferred Stock, or increase or decrease (other than by conversion) the number of authorized shares of Preferred Stock (iii) prior to the Stockholder Approval or at any time while at least 30% of the originally issued Preferred Stock remains issued and outstanding, consummate either: (A) any Fundamental Transaction (as defined in the Certificate of Designation) or (B) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the capital stock of the Company immediately after such transaction, or (iv) enter into any agreement with respect to any of the foregoing.
Cash Settlement
Upon the occurrence of the conditions set forth in Section 5.3 of the Repurchase Agreement, or if the Company fails to deliver to the holder of Preferred Stock a certificate or certificates representing shares of Common Stock, or electronically deliver such shares, (i) on or prior to the third trading day after the applicable Share Delivery Date (as defined in the Certificate of Designation), or (ii) April 8, 2027, then, unless the holder of Preferred Stock has rescinded the applicable Notice of Conversion (as defined in the Certificate of Designation), the Company will, at the request of the holder of Preferred Stock, pay an amount equal to the Fair Value (as defined in the Certificate of Designation) of such undelivered shares, with such payment to be made within two business days from the date of request by such holder, whereupon the Company’s obligations to deliver such shares underlying the Notice of Conversion shall be extinguished upon payment in full of the Fair Value of such undelivered shares; provided, however, that such request shall be presumed to have been duly and properly made by such holder if Stockholder Approval with respect to the Preferred Stock shall not have been obtained prior to the date on which the Notice of Conversion is delivered to the Company. The cash settlement provisions set forth in the Certificate of Designation shall be available irrespective of the reason for the Company’s failure to timely deliver the applicable shares of Common Stock including due to the lack of obtaining the Stockholder Approval with respect to the Preferred Stock.
Designation
The Company has designated 1,242.0718 shares of the Company’s preferred stock to be Series A Preferred Stock and 223.7337 shares of the Company’s preferred stock to be Series B Preferred Stock, pursuant to the Certificate of Designation.
Background and Reasons for the Transactions
Beginning in 2025, the Company sought to identify potentially synergistic businesses to acquire and/or merge with as well as potential strategic and institutional investors to fund the Company’s research. In April and May 2025, the Board of Directors, as part of its effort to continually evaluate how to best maximize stockholder value and fund the Company’s operations and the development of the Company’s product candidates, believed it in the best interest of the Company and its stockholders to conduct a preliminary assessment to identify and evaluate potential strategic and financing transactions.
On April 25, 2025, the Company engaged Tungsten Advisors (through its Broker-Dealer, Finalis Securities LLC) (“Tungsten”) to serve as financial advisor to the Company to assist the Company in identifying and evaluating potential strategic and financing transactions. During April and May 2025, management met regularly with Tungsten to identify potential transaction candidates and potential funding sources.
On June 2, 2025, Tungsten introduced representatives from CK Life Sciences Int’l., (Holdings) Inc. (“CK Life Sciences”), which indirectly owned all of the equity interests in Polynoma, to the Company to discuss a possible strategic transaction involving the Company and Polynoma. As part of these discussions, representatives of CK Life Sciences indicated a possible equity investment into the Company as part of any transaction.
On June 13, 2025, representatives of the Company, CK Life Sciences and Tungsten met in New York City to discuss a possible business combination and related due diligence. Following the in-person meeting in New York City, representatives of the Company, CK Life Sciences and Tungsten, together with representatives of Orrick, Herrington & Sutcliffe (representing the Company) and Freshfields US LLP (representing CK Life Sciences) continued to meet by videoconference regarding potential business combination issues and also conducted related due diligence.
On August 5, 2025, the Company and CK Life Sciences entered into a non-binding term sheet for a potential combination that, among other things, contemplated continued due diligence and also granted to CK Life Sciences negotiation exclusivity through September 2025. During the remainder of August and September 2025, the parties negotiated potential definitive agreements for the acquisition of Polynoma by the Company in exchange for equity of the Company coupled with a $25 million equity investment by CK Life Sciences in the Company and, during the week of September 8, 2025, the parties met in person in Boston.
On October 8, 2025 the parties executed the Purchase Agreement and related definitive agreements for the Acquisition and Investment and publicly announced the transaction.
On October 27, 2025, the Company amended the Certificate of Designation to clarify that as long as the Purchase Agreement remains in effect and for as long as any shares of Preferred Stock remain outstanding, prior to receipt by the Company of the stockholders’ approval of the conversion of the applicable series of Preferred Stock into shares Common Stock, in accordance with the listing rules of the Nasdaq Stock Market, the Company will not issue pursuant to the Purchase Agreement more than an aggregate of 19.9% of the Common Stock outstanding as of October 8, 2025 to the holders of Preferred Stock. In addition, the Amended and Restated Certificate of Designation removed the ability of a holder of

Preferred Stock to convert, at the option of such holder, the Preferred Stock into Common Stock in the event of a delisting of Common Stock from Nasdaq.
Board of Directors Reasons to Approve the Transactions
In approving the Acquisition and Investment, the Board of Directors considered the advantages and disadvantages of the Polynoma Acquisition, together with the $25 million equity investment by CK Life Sciences, versus other alternatives, including continuing to focus our resources on our legacy research and development pipeline, other potential business development opportunities reviewed by the Board of Directors and the opportunities and risks presented with the Polynoma Acquisition. In particular, the Board of Directors took into account the following reasons, facts and circumstances in approving the Transactions:
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The Board of Directors believed, after a thorough review of strategic alternatives and discussions with our senior management, our financial advisors and legal counsel, that the Polynoma Acquisition is more favorable to our stockholders than the potential value that might have resulted from other strategic options available to us.

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The Board of Directors believed that the structure of the Polynoma Acquisition, the issuance of Common Stock and Series A Preferred Stock at a simultaneous sign and close of the Polynoma Transaction (“Announced Closing Structure”), instead of a structure where our stockholders could vote to approve or disapprove of the issuance of in excess of 19.9% of the Company’s Common Stock (on a fully-diluted basis) as part of a delayed-closing the Polynoma Transaction (“Delayed Closing Structure”), had benefits to our stockholders. First, a Delayed Closing Structure typically takes approximately four to six months to consummate and we would have continued to burn cash to fund operations through that time, resulting in less net cash upon closing of the Polynoma Acquisition and a less favorable implied value for our stockholders. Second, the ability to consummate the Announced Closing Structure provided more cash at closing of the Polynoma Acquisition because the Company received $20 million of the equity investment at closing, with the balance of the $5 million received in January 2026 (which was within 3 months following the closing of the Polynoma Acquisition).

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The Board of Directors believes that, as a result of arm’s length negotiations with CK Life Sciences, the Company negotiated a favorable equity split for our stockholders based upon the relative values that the Company and CK Life Sciences assigned to the Company and Polynoma, respectively, and additionally the CVR issued to the Company’s stockholders provided an additional contingent benefit to our investors.

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Following the $25 million equity financing received from CK Life Sciences in the Polynoma Acquisition, we would have significantly greater financial resources and additional funding opportunities to fund the near-term development of the Company’s drug candidates.

After giving consideration to these and other factors, the Board of Directors unanimously approved the Acquisition and Investment, which the Board of Directors believes better positions us for long-term success.
Opinion of the Company’s Financial Advisor
The Company retained H.C. Wainwright & Co., LLC (“Wainwright”) in September 2025 to render an opinion to the Board of Directors as to the fairness, from a financial point of view, to the Company of the consideration to be paid by the Company to DEFJ in connection with the Acquisition (the “Closing Consideration”).
On October 6, 2025, Wainwright rendered its oral opinion to the Board of Directors (which was subsequently confirmed in writing by delivery of Wainwright’s written opinion dated the same date) to the effect that, based upon and subject to the assumptions, factors, qualifications and limitations set forth in the written opinion described herein, as of October 6, 2025, the Closing Consideration was fair, from a financial point of view, to the Company.
Wainwright’s opinion was prepared for the information of the Board of Directors and only addressed the fairness, from a financial point of view, to the Company of the Closing Consideration. Wainwright was

not requested to opine as to, and Wainwright’s opinion did not address, the relative merits of the Acquisition or any alternatives to the Acquisition, the Company’s underlying decision to proceed with or effect the Acquisition, or any other aspect of the Acquisition. Wainwright’s opinion does not address the fairness of the Acquisition to the holders of any class of securities, creditors or other constituencies of the Company. Wainwright did not express an opinion about the fairness of the amount or nature of any compensation payable or to be paid to any of the officers, directors or employees, of the Company, whether or not relative to the Acquisition. At the instruction of the Board of Directors, Wainwright did not consider the value of the CVRs in its analysis.
The summary of Wainwright’s opinion in this Proxy Statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Appendix A to this Proxy Statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Wainwright in preparing its opinion. Wainwright’s opinion was prepared for the information of the Board of Directors for its use in connection with its consideration of the Acquisition. Neither Wainwright’s written opinion nor the summary of its opinion and the related analyses set forth in this Proxy Statement are intended to be, and they do not constitute, a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to any matter relating to the Acquisition or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Wainwright, among other things, reviewed:
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the financial terms of the Acquisition described in the draft Purchase Agreement;

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the financial terms of the Investment described in the draft Investment Agreement;

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certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and the combined company furnished to us, and prepared by, the Company’s management for purposes of Wainwright’s analysis;

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relevant market sizing projections for the assets and indications that will be acquired by the Company;

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management of the Company’s assessment of the strategic rationale for, and the potential benefits of, the Acquisition;

•
the past and current business operations, financial condition and future prospects of the Company;

•
the reporting price and trading activity for the Common Stock;

•
certain publicly available information, including, but not limited to, the Company’s recent filings with the SEC and the financial statements set forth therein;

•
the financial terms, to the extent publicly available, of certain acquisition and financing transactions that Wainwright deemed to be relevant; and

•
such other analyses and such other factors as Wainwright deemed relevant or appropriate for the purpose of rendering its opinion.

For purposes of its opinion, with the approval of the Board of Directors and without independent verification, Wainwright assumed that:
•
100% of the Closing Consideration is attributable to Polynoma LLC, a Delaware limited liability company (“Polynoma”);

•
approximately 11,612,853 shares of Common Stock will be issued in the Acquisition (assuming approval of Proposal 1 and conversion of the Series A Preferred Stock);

•
approximately 2,264,493 shares of Common Stock will be issued in the Investment (assuming approval of Proposal 1 and conversion of the Series B Preferred Stock);

•
the holders of the outstanding Common Stock immediately prior to the Acquisition and the Investment will own approximately 5.4% of the outstanding equity of the Company on a fully diluted basis immediately following the Closing and after giving effect to the conversion of the Preferred Stock;

•
DEFJ will own approximately 90.7% of the outstanding equity of the Company on a fully diluted basis immediately following the closing of the Acquisition and Investment and after giving effect to the conversion of the Preferred Stock; and

•
DEFJ will not exercise the Repurchase Option (as defined below).

In connection with its opinion, Wainwright assumed and relied upon, without verifying independently, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Wainwright or discussed with or reviewed by or for Wainwright for the purposes of preparing its opinion, and further assumed that the financial information provided to Wainwright had been prepared by the management of the Company on a reasonable basis in accordance with industry practice, and that the management of the Company was not aware of any information or facts that would make any information provided to Wainwright incomplete or misleading. For the purpose of its opinion, Wainwright assumed that the management of the Company prepared reasonably the financial forecasts, estimates and other forward-looking information reviewed by Wainwright, based on assumptions reflecting the management of the Company’s best currently available estimates and good faith judgments as to the expected future results of operations and financial condition of the Company and the combined company, respectively. Wainwright expressed no view as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based.
Wainwright relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties set forth in the Purchase Agreement and all related documents and instruments that are referred to therein are true and correct, (ii) each party to the Purchase Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Acquisition and the Investment will be consummated pursuant to the terms of the Purchase Agreement and the Investment Agreement, as applicable, without amendments thereto, and (iv) all conditions to the consummation of the Acquisition and the Investment will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, Wainwright assumed that all the necessary regulatory approvals and consents required for the Acquisition and the Investment will be obtained in a manner that will not adversely affect the Company.
In arriving at its opinion, Wainwright did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company or Polynoma, and was not furnished or provided with any such appraisals or valuations. Without limiting the generality of the foregoing, Wainwright has not undertaken any independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company, Polynoma or any of their respective affiliates is a party or may be subject, and at the Company’s direction and with the Company’s consent, Wainwright’s opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.
Wainwright’s opinion is necessarily based upon the information available to Wainwright and facts and circumstances as they existed and were subject to evaluation as of October 6, 2025, which is the date of Wainwright’s opinion. Although events occurring after the date of Wainwright’s opinion could materially affect the assumptions used in preparing the opinion, Wainwright does not have any obligation to update, revise or reaffirm its opinion and Wainwright expressly disclaims any responsibility to do so. Wainwright did not express any opinion as to the value of the shares of Common Stock to be issued in the Acquisition and the Investment or the prices at which shares of Common Stock may trade following announcement of the Acquisition or at any future time.
General
Wainwright is a nationally recognized full-service investment banking firm that provides financial advisory services and is continually engaged in providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions. The Company retained Wainwright to render an opinion to the Board of Directors as to the fairness, from a financial point of view, to the Company of the Closing Consideration pursuant to the Purchase Agreement based upon the foregoing qualifications, experience and expertise.

The Company paid Wainwright a cash fee of $300,000 for rendering its fairness opinion delivered in connection with the Acquisition. The opinion fee was not contingent in whole or in part on the success of the Acquisition, or on the results of Wainwright’s evaluation and analysis or upon the conclusions reached in Wainwright’s opinion. In addition, the Company agreed to reimburse Wainwright for its reasonable, documented, out-of-pocket expenses, including reasonable documented fees and disbursements of its counsel. The Company has also agreed to indemnify Wainwright against certain liabilities and other items that may arise out of the Company’s engagement of Wainwright. The Board of Directors did not limit Wainwright in any way in the investigations it made or the procedures it followed in rendering its opinion.
In the ordinary course of business, Wainwright and its affiliates may acquire, hold or sell, for its and its affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, and, accordingly, may at any time hold a long or a short position in such securities. In January 2024, Wainwright acted as the exclusive placement agent for a public offering by the Company for which they received cash fees and expense reimbursements totaling $723,678 and warrants to purchase up to an aggregate of 386 shares of Common Stock at an exercise price of $1,409.10 per share (after giving effect to the subsequent reverse splits of the Common Stock). In addition, in November 2023, Wainwright acted as the exclusive placement agent for a public offering by the Company for which they received cash fees and expense reimbursements totaling $156,800 and warrants to purchase up to an aggregate of nine shares of Common Stock at an exercise price of $11,180.40 per share (after giving effect to the subsequent reverse splits of the Common Stock). Except as described above, Wainwright has not had a material relationship with, nor otherwise received fees from, the Company, DEFJ, or Polynoma during the two years preceding the date upon which Wainwright delivered the opinion. In the future, Wainwright may provide financial advisory and investment banking services to the Company, Polynoma or their respective affiliates for which they would expect to receive compensation.
Consistent with applicable legal and regulatory requirements, Wainwright has adopted policies and procedures to establish and maintain the independence of its research department and personnel. As a result, Wainwright’s research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to the Company, Polynoma and/or the Acquisition that differ from the views of its investment banking personnel.
Reasons for Stockholder Approval
Our Common Stock is listed on the Nasdaq Capital Market, and, as such, we are subject to the applicable rules of Nasdaq, including Nasdaq Listing Rule 5635(a), which requires stockholder approval in connection with the acquisition of the stock or assets of another company if, where due to the present or potential issuance of Common Stock or securities convertible into Common Stock, the Common Stock has or will upon issuance have voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into Common Stock, and Nasdaq Listing Rule 5635(b), which requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company.
The shares of Common Stock issued in connection with the Acquisition amount to approximately 9.99% of our outstanding shares of Common Stock immediately prior to execution of the Purchase Agreement and, if all shares of the Preferred Stock are converted into shares of Common Stock, the shares of Common Stock held by DEFJ and its affiliates would constitute 90.8% of our then-outstanding shares of Common Stock. As the issuance of shares of our Common Stock upon exercise of the Preferred Stock (i) would result in us issuing shares in excess of 19.99% of our shares of Common Stock outstanding immediately prior to execution of the Purchase Agreement as consideration for the all of the shares of ABCJ, and (ii) would result in DEFJ and its affiliates beneficially owning more than 20% of our shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement, we are required to obtain stockholder approval of the issuance of the shares of our Common Stock upon conversion of our Preferred Stock before they may be converted in order to comply with Nasdaq Listing Rule 5635. Proposal 1 is intended to satisfy our obligations under Nasdaq Listing Rule 5635.
Effect of Proposal 1
In the event that our stockholders approve this Proposal 1 at the Special Meeting and Nasdaq approves the Initial Listing Application, the Series A Preferred Stock will become immediately convertible into shares of Common Stock. The issuance of our shares of Common Stock upon the conversion of the Series A Preferred Stock will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares of Common Stock owned by our existing stockholders will represent a substantially smaller percentage of our total outstanding shares of Common Stock after any such conversion.
In the event that our stockholders do not approve this Proposal 1 at the Special Meeting, the Series A Preferred Stock will not become convertible unless and until our stockholders approve of such conversion and issuance of shares of Common Stock for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635. Further, pursuant to the Repurchase Agreement, if the Company fails to obtain stockholder approval of this Proposal 1, the holders of Series B Preferred Stock may require the Company to pay to the holders of Series B Preferred Stock an amount in cash equal to the fair value of the shares of Common Stock underlying the Series B Preferred Stock that could not be delivered. Pursuant to the Purchase Agreement, in the event that our stockholders do not approve this Proposal 1 at the Special Meeting, we are required to use our reasonable best efforts to secure the approvals sought in this Proposal 1 as soon as practicable following the date of the Special Meeting. We will be required to hold an annual meeting or a special meeting at least every six months to solicit and take a vote on the approvals sought in this Proposal 1 until such approvals are obtained. The process of continuing to hold stockholder meetings to obtain such approvals would cause us to incur significant legal expenses and could divert our management’s attention from the operation of our business.
Interests of Directors and Executive Officers
As described in the Current Report on Form 8-K filed by us with the SEC on October 8, 2025, on October 6, 2025, the Board of Directors appointed Philippe P. Calais as Chief Executive Officer of the Company. In connection with Dr. Calais’s new role, the Company entered into an employment agreement with Dr. Calais, effective October 8, 2025.
Except for Dr. Calais, as discussed above, none of our directors or executive officers have a substantial interest, direct or indirect, in the matters set forth in this Proposal 1.
Vote Required for Approval of this Proposal
The affirmative vote of the holders of a majority of the shares of Common Stock that are present or represented by proxy and entitled to vote with respect to this Proposal 1 is required to approve Proposal 1. Abstentions are not considered to be votes cast and accordingly, will have no effect on the outcome of the vote on Proposal 1. Broker non-votes will have no effect on Proposal 1. Notwithstanding the foregoing, in accordance with Nasdaq Listing Rule 5635 and IM-5635-2, “Interpretative Material Regarding the Use of Share Caps to Comply with Rule 5635,” the holders of DEFJ Excluded Stock will not be entitled to vote such shares. As a result, a total of         Common Stock were outstanding and entitled to vote at the Special Meeting as of the Record Date. Any votes cast “FOR” or “AGAINST” Proposal 1 attributable to any of the DEFJ Excluded Stock will be disregarded for purposes of determining whether Proposal 1 is approved.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 1.

PROPOSAL 2
Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635(a), of the potential issuance of our Common Stock upon conversion of the Series C Non-Voting Convertible Preferred Stock, par value $0.0001 per share
General
As described below, we issued 1,136,364 shares of Series C Preferred Stock to Unleash in connection with the entry by the Company into the Licensing Agreement. As compensation for services rendered by Tungsten in connection with the Licensing Agreement, we also issued an aggregate of 77,840 shares of Series C Preferred Stock to Tungsten and its affiliates and designees.
Subject to approval by the stockholders of this Proposal 2, each share of Series C Preferred Stock will convert into one share of Common Stock. This Proposal 2 would provide the necessary approval for such conversion under the Series C Certificate of Designation.
Shares Issuable Upon Conversion
Set forth below is a table summarizing the issued and outstanding Series C Preferred Stock and the number of shares of Common Stock that are potentially issuable upon conversion of the Series C Preferred Stock if the stockholders approve this Proposal 2. The sale into the public market of the underlying Common Stock could materially and adversely affect the market price of our Common Stock.
	Series C Preferred Stock Issued and Outstanding	Common Stock Issuable upon Conversion
Licensing Agreement	1,136,364	1,136,364
Transaction Expenses	77,840	77,840
Total	1,214,204	1,214,204
Description of the Transaction
On March 2, 2026, the Company entered into the Licensing Agreement with Unleash pursuant to which the Company acquired a preclinical candidate program involving genetically-engineered adenoviruses intended to harness the immune system to fight cancer, as well as an exclusive, perpetual, irrevocable, worldwide, fully paid-up, royalty-free, sublicensable right and license to related technology. As consideration for the Licensing Agreement, pursuant to the Unleash Registration Rights Agreement, the Company issued 1,136,364 shares of its Series C Preferred Stock to Unleash. The Series C Preferred Stock is not convertible until the Company’s stockholders approve the conversion of the Series C Non-Voting Preferred Stock into shares of Common Stock in accordance with the listing rules of Nasdaq. Following the Unleash Stockholder Approval, each share of Series C Preferred Stock is convertible into one share of the Company’s Common Stock. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series C Preferred Stock are set forth in the Series C Certificate of Designation. Pursuant to the Unleash Registration Rights Agreement, the Company agreed to file a Form S-3 registration statement registering the shares issued under the Unleash Registration Rights Agreement and to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable after such registration statement is filed. The Company also granted Unleash customary demand registration and indemnification rights and entered into customary issuer covenants.
Tungsten acted as the financial advisor to the Company in connection with the Licensing Agreement. As compensation for services rendered by Tungsten, the Company issued to Tungsten and its affiliates and designees an aggregate of 77,840 shares of Series C Preferred Stock.
On March 2, 2026, the Company filed the Series C Certificate of Designation with the Secretary of State of the State of Delaware in connection with the Unleash Registration Rights Agreement. The Series C Certificate of Designation provides for the designation of rights and limitations of shares of the Series C Preferred Stock. The Company shall not effect any conversion of any share of Series C Preferred Stock, to the extent that, after giving effect to such attempted conversion, such stockholder would beneficially own a number of shares of Common Stock in excess of the Series C Beneficial Ownership Limitation, which shall initially be set at 4.99% for each holder. Holders of the Series C Preferred Stock may adjust or waive the Series C Beneficial Ownership Limitation upon written notice to the Company upon the earlier of (i) the receipt of the Unleash Stockholder Approval and (ii) the consummation of a Fundamental Transaction (as defined in the Series C Certificate of Designation).
Description of Series C Preferred Stock
Ranking
The Series C Preferred Stock ranks on parity with the Common Stock as to distributions of assets upon liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily.
Dividends
At any time while the Series C Preferred Stock is outstanding, holders of Series C Preferred Stock are entitled to receive dividends on shares of the Series C Non-Voting Preferred Stock (on an as-if-converted-to-Common-Stock basis, without regard to the Series C Beneficial Ownership Limitation (as defined below)) equal to and in the same form, and in the same manner, as dividends (other than dividends on shares of the Common Stock payable in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends payable in the form of Common Stock) are paid on shares of the Common Stock.
Beneficial Ownership Limitation
Until the earliest to occur of (i) the Unleash Stockholder Approval, and (ii) the consummation by the Company of certain Fundamental Transactions, each holder of Series C Preferred Stock may hold a number of shares equal to no more than 4.99% of the shares of Common Stock outstanding immediately prior to the Licensing Agreement. Upon receipt of the Unleash Stockholder Approval or the consummation of a Fundamental Transaction, holders of Series C Preferred Stock may waive or change the Beneficial Ownership Limitation effective upon written notice to the Company; provided, that such notice must be delivered not less than sixty days prior to the effectiveness of such waiver or change.
Conversion
Each share of Series C Preferred Stock will be convertible at the option of the holder thereof, at any time and from time to time following 5:00 p.m. Eastern Time on the third business day after the Unleash Stockholder Approval is received. Each share of Series C Preferred Stock will be convertible by the holders of the Series C Preferred Stock into an equal number of shares of Common Stock. The conversion of the Series C Preferred Stock into Common Stock is subject to certain limitations provided in the Certificate of Designation of Preferences, Rights and Limitations of Series C Non-Voting Convertible Preferred Stock (the “Series C Certificate of Designation”), including that prior to the Unleash Stockholder Approval, the Company will not be required to effect a conversion of the Series C Preferred Stock to the extent such conversion would cause the Company to violate Nasdaq Listing Rule 5635.
Voting and Consent Rights
Except as otherwise required by law, the Series C Preferred Stock does not have voting rights. However, as long as any shares of Series C Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series C Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Series C Certificate of Designation, amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or the Bylaws of the Company, or file any articles of amendment, certificates of designation, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series C Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, or (ii) issue further shares of Series C Preferred Stock, or increase or decrease (other than by conversion) the number of authorized shares of Series C Preferred Stock.
Designation
The Company has designated 1,214,204 shares of the Company’s preferred stock to be Series C Preferred Stock, pursuant to the Series C Certificate of Designation.
Reasons for Stockholder Approval
Our Common Stock is listed on the Nasdaq Capital Market, and, as such, we are subject to the applicable rules of Nasdaq, including Nasdaq Listing Rule 5635(a), which requires stockholder approval in connection with the acquisition of the stock or assets of another company if, where due to the present or potential issuance of Common Stock or securities convertible into Common Stock, the Common Stock has or will upon issuance have voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into Common Stock,
As discussed above, on March 2, 2026, we issued to Unleash and Tungsten an aggregate of 1,214,204 shares of Series C Preferred Stock. Since the issuance of shares of our Common Stock upon exercise of the Series C Preferred Stock would result in Unleash beneficially owning more than 19.99% of our shares of Common Stock outstanding immediately prior to execution of the Unleash Registration Rights Agreement, we are required to obtain stockholder approval of the issuance of the shares of our Common Stock upon conversion of our Series C Preferred Stock before they may be converted in order to comply with Nasdaq Listing Rule 5635(a). This Proposal 2 is intended to satisfy our obligations under Nasdaq Listing Rule 5635(a).
Effect of Proposal 2
In the event that our stockholders approve this Proposal 2 at the Special Meeting the Series C Preferred Stock will become immediately convertible into shares of Common Stock. The issuance of our shares of Common Stock upon the conversion of the Series C Preferred Stock will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares of Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of Common Stock after any such conversion.
In the event that our stockholders do not approve this Proposal 2 at the Special Meeting, the Series C Preferred Stock will not become convertible unless and until stockholders approve such conversion and issuance of shares of Common Stock for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635.
Interests of Directors and Executive Officers
None of our directors or executive officers has any substantial interest, direct or indirect, in the approval of this Proposal 2.
Vote Required for Approval of this Proposal
The affirmative vote of the holders of a majority of the shares of Common Stock that are present or represented by proxy and entitled to vote with respect to this Proposal is required to approve Proposal 2.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 2.

PROPOSAL 3
Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock pursuant to the SEPA and Convertible Notes
Description of the Transaction
SEPA Advances
On April 6, 2026, the Company and Yorkville entered into the SEPA and the related Yorkville Registration Rights Agreement, each dated as of April 6, 2026, pursuant to which the Company has the right to sell to Yorkville up to $14.0 million of its Common Stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Sales of the shares of Common Stock to Yorkville under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of Common Stock to Yorkville under the SEPA.
Upon the satisfaction of the conditions to Yorkville’s purchase obligation set forth in the SEPA, which include, among other things, (i) having the Yorkville Registration Statement covering the resale of the shares of Common Stock issuable under the SEPA declared effective by the SEC, which Yorkville Registration Statement the Company filed with the SEC on April 30, 2026 and (ii) no balance being outstanding under any Convertible Note, with certain exceptions, the Company will have the right, but not the obligation, from time to time at its sole discretion until the SEPA is terminated or expires in accordance with its terms, to direct Yorkville to purchase a specified number of shares of Common Stock up to the applicable Maximum Advance Amount (defined below), by delivering to Yorkville a Company Advance Notice in accordance with the terms of the SEPA. The purchase price per share for each Advance is set at 97% of the lowest VWAP during the three consecutive trading days beginning on the date upon which the Advance Notice is delivered.
While there is no mandatory minimum amount of Common Stock the Company is required to direct Yorkville to purchase pursuant to any single Advance Notice, a Company Advance Notice may not direct Yorkville to purchase a number of shares of Common Stock exceeding the greater of (i) 100% of the average daily trading volume of the Common Stock on The Nasdaq Capital Market (“Nasdaq”) during the five consecutive trading day-period immediately preceding an Advance Notice and (ii) 500,000 shares of Common Stock, and a Yorkville Advance Notice may not elect to purchase a number of shares of Common Stock exceeding the balance owed under the Convertible Notes outstanding on the date of the delivery of the Yorkville Advance Notice (each, a “Maximum Advance Amount”).
The shares of Common Stock that the Company directs Yorkville to purchase pursuant to an Advance Notice delivered by the Company to Yorkville under the SEPA will be purchased by Yorkville at a per share price equal to 97% of the lowest daily VWAP of the Common Stock during the three consecutive trading day-period commencing on the date of delivery of the Advance Notice (each, a “Pricing Period”), other than (i) the daily VWAP on a trading day on which the daily VWAP is less than a minimum acceptable price set forth by the Company in the Advance Notice (if any), or (ii) there is no daily VWAP on the subject trading day during the applicable Pricing Period. The Company may elect, in its sole discretion, to set forth a minimum acceptable price in each Advance Notice (each, a “Minimum Price”) or it may elect not to do so. To the extent any such VWAP is excluded from the calculation of the per share purchase price for the shares of Common Stock to be purchased by Yorkville under an Advance Notice, as described above, the total number of shares of Common Stock to be purchased by Yorkville in the applicable Advance will be automatically reduced by one-third for each trading day during the applicable Pricing Period with respect to which the VWAP is so excluded from the calculation of the applicable per share purchase price. “VWAP” is defined in the SEPA as the daily volume weighted average price of the Common Stock for such trading day on Nasdaq during regular trading hours as reported by Bloomberg L.P. There is no upper limit on the price per share that Yorkville could be obligated to pay for the Common Stock that the Company may elect to sell to it in any Advance under the SEPA. The purchase price per share of Common Stock that the Company may elect to sell to Yorkville in an Advance under the SEPA will be equitably adjusted for any stock split, stock combination, stock dividend or other similar transaction involving the Common Stock occurring during the applicable Pricing Period for such Advance under the SEPA.

The Company will control the timing and amount of any sales of Common Stock to Yorkville as an Advance under the SEPA, except to the extent that Yorkville elects to deliver a Yorkville Advance Notice as set forth above. Actual sales of Common Stock to Yorkville as an Advance under the SEPA will depend on a variety of factors to be determined by the Company, in its sole discretion, from time to time, which may include, among other things, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company’s business and operations.
In addition, provided there is no more than 10% of the balance outstanding under a Convertible Note, Yorkville will have the right, but not the obligation, from time to time at its sole discretion, to cause an Advance Notice to be deemed delivered to Yorkville, and to purchase a specified number of shares of Common Stock, up to the applicable Maximum Advance Amount, by delivering a Yorkville Advance Notice, in accordance with the terms of the SEPA. The purchase price of the shares of Common Stock in respect of a Yorkville Advance Notice will be equal to the Conversion Price that would be applicable to the amount of the Advance selected by Yorkville if such amount were converted into Common Stock pursuant to the Convertible Notes as of the date of the delivery of the Yorkville Advance Notice. Yorkville will pay the purchase price for the shares of Common Stock by offsetting the amount of the purchase price to be paid by Yorkville against an equal amount outstanding under the Convertible Notes (first towards accrued and unpaid interest, if any, then towards any principal amount).
Convertible Notes
In connection with the SEPA, and subject to the conditions set forth therein, Yorkville has also agreed to advance to the Company up to $6.0 million, less certain amounts as described below as a Pre-Paid Advance. The Pre-Paid Advance will be paid in two tranches, in exchange for the Company’s issuance to Yorkville of the Convertible Notes.
The first Pre-Paid Advance in the amount of $1.0 million was disbursed to the Company on April 16, 2026. In exchange for the first Pre-Paid Advance, the Company issued the First Convertible Note to Yorkville in the principal amount of $1.0 million, which was issued with a purchase price discount of 5.0% (or $50,000). The First Convertible Note is convertible into Common Stock at the lower of (i) a fixed conversion price of $10.71 per share (the “Fixed Price”) and (ii) 95% of the lowest daily VWAP during the seven consecutive trading days immediately preceding the conversion date, but in no event lower than the Floor Price (the “Variable Price”) (the “First Convertible Note Conversion Price”). After accounting for the purchase price discount, the purchase price paid by Yorkville for the First Convertible Note is equal to the amount of the first Pre-Paid Advance ($950,000).
The Pre-Paid Advance, in the amount of $5.0 million, will be disbursed to the Company in exchange for the issuance to Yorkville of the Second Convertible Note in the principal amount of $5.0 million. The Second Convertible Note will be issued with a purchase price discount of 5.0% (or $250,000) and will be convertible into Common Stock at the lower of (i) a price equal to 115% of the VWAP on the day prior to the issuance of the Second Convertible Note and (ii) the Variable Price (the “Second Convertible Note Conversion Price” and together with the First Convertible Note Conversion Price, the “Conversion Price”). The Second Convertible Note will be issued on the second trading day after the later of (i) the Yorkville Registration Statement described above first becoming effective under the Securities Act, (ii) the Company’s receipt of the requisite stockholder approval to issue shares of Common Stock to Yorkville under the SEPA and upon conversion of the Convertible Notes, collectively, in excess of the Exchange Cap, and (iii) the approval by the Nasdaq Capital Market LLC of the Initial Listing Application required under Nasdaq Listing Rules 5110 and 5635(b). After accounting for the purchase price discount, the Company expects to receive gross proceeds of $4,750,000 pursuant to the Second Convertible Note.
Interest on the outstanding balances of the Convertible Notes will accrue at an annual rate of 5.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of the First Convertible Note will be October 15, 2027. The maturity date of the Second Convertible Note will be the 18-month anniversary of the date upon which the Second Convertible Note is issued. The applicable maturity date of each Convertible Note may be extended by the Company, at its option, for a period of six months on two occasions by providing written notice to Yorkville.

Upon an event of default under the Convertible Notes, which includes, among other things, payment defaults not cured within five days, certain bankruptcy events, certain change in control transactions unless the outstanding obligations are repaid at closing or Yorkville consents, failure to timely deliver shares, specified cross-defaults exceeding $500,000, late SEC periodic reports, trading suspensions of 10 consecutive trading days, and material covenant breaches not cured within the applicable period, interest shall increase at a rate of 18% per annum and, at Yorkville’s election or automatically upon certain insolvency events, the full outstanding amount, together with the 10% Payment Premium (as defined below) and all accrued interest and other amounts owning, shall become immediately due and payable.
The Conversion Price is subject to adjustment from time to time as provided in the Convertible Notes. Such adjustments to the Conversion Price may include: (i) standard proportionate antidilution adjustment in the event of any stock split, stock combination, stock dividend or other similar transaction involving the Common Stock and (ii) certain “price protection” antidilution adjustment in the event of certain dilutive issuances of Common Stock by the Company at prices deemed to be below the applicable Fixed Price (with the exception of certain “excluded issuances” as set forth in the Convertible Notes), which would reduce the Fixed Price to the lowest price per share at which the Common Stock is deemed to be issued by the Company in the dilutive issuance.
If, at any time after the date upon which a Convertible Note is issued, and from time to time, thereafter, (i) the daily VWAP is less than the Floor Price then in effect for five trading days during a period of seven consecutive trading days (a “Floor Price Event”), (ii) any time after the Yorkville Registration Statement has been declared effective by the SEC, Yorkville is unable to utilize the Yorkville Registration Statement to resell the underlying shares of Common Stock for a period of 10 consecutive trading days (a “Registration Event,” and together with the Floor Price Event, an “Amortization Event”), the Company shall make monthly cash payments beginning on the seventh trading day after the date upon which the Amortization Event first occurred (the “Amortization Event Date”) and continuing on the same day of each successive calendar month until the entire outstanding principal amount of the Convertible Notes has been repaid or the obligation of the Company to make monthly cash payments has ceased as set forth below.
Each monthly cash payment will be in an amount equal to the sum of (i) 18% of the outstanding principal amount of the applicable Convertible Note (the “Amortization Principal Amount”), plus (ii) 10% of the principal amount being paid (the “Payment Premium”) in respect of such Amortization Principal Amount, plus (iii) all accrued and unpaid interest as of each payment date. The obligation of the Company to make monthly cash payments related to an Amortization Event will cease (with respect to any payment that has not yet come due) if at any time after the Amortization Event Date, (a) in the event of a Floor Price Event, on the date that is the 10th consecutive trading date that the daily VWAP is greater than the Floor Price then in effect, or (b) in the event of a Registration Event, the condition or the event causing the Registration Event has been cured or Yorkville is able to resell the Common Shares issuable upon conversion of the Convertible Note in accordance with Rule 144, unless a subsequent Amortization Event occurs.
Exchange Cap
Under the applicable Nasdaq rules, in no event may the Company issue to Yorkville under the SEPA or upon conversion of the Convertible Notes, collectively, more than 183,301 shares of Common Stock, which number of shares is equal to 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the SEPA (the “Exchange Cap”), unless the Company obtains the requisite stockholder approval to issue shares of Common Stock in excess of the Exchange Cap to Yorkville under the SEPA and upon conversion of the Convertible Notes in accordance with applicable Nasdaq rules. In connection with the SEPA, the Company agreed that within 90 days of the date of the SEPA, the Company would hold a special meeting of stockholders for the purpose of seeking the requisite approval of the Company’s stockholders in accordance with Rule 5635(d) of the Nasdaq Listing Rules to issue and sell shares of Common Stock in excess of the Exchange Cap referred to above under the SEPA and upon conversion of the Convertible Notes with the recommendation of the Board of Directors that such approval be provided. Accordingly, if such requisite stockholder approval is obtained at the Special Meeting, the Company would be able to issue and sell to Yorkville in Advances under the SEPA as many shares of Common Stock as will be necessary for the Company to obtain the entire $20.0 million aggregate purchase commitment made by Yorkville under the SEPA and Convertible Notes, which includes amounts that are used as Pre-Paid Advances of outstanding amounts under the Convertible Notes, and as many shares of Common Stock as will be necessary to enable Yorkville to convert all outstanding amounts under the Convertible Notes that Yorkville elects to convert into shares of Common Stock under the terms of the Convertible Notes, in each case, without any further aggregate share issuance limitations under Nasdaq rules. However, the Exchange Cap will continue to limit issuances and sales of Common Stock by the Company to Yorkville under the SEPA and upon conversion of the Convertible Notes, unless and until the Company has obtained such requisite stockholder approval to issue shares of Common Stock in excess of the Exchange Cap to Yorkville under the SEPA and upon conversion of the Convertible Notes in accordance with applicable Nasdaq rules.
In addition to the Exchange Cap discussed above, the Company may not issue or sell any shares of Common Stock to Yorkville under the SEPA or upon conversion of the Convertible Notes, which, when aggregated with all other shares of Common Stock then beneficially owned by Yorkville and its affiliates (as calculated pursuant to the Exchange Act), would result in Yorkville beneficially owning more than 9.99% of the outstanding shares of Common Stock (which Yorkville may increase to a higher percentage as specified in a written notice thereof delivered to the Company, which will not be effective until the 65th day after delivery of such written notice).
Termination of the SEPA
The SEPA will automatically terminate on the earliest to occur of (i) the 36-month anniversary of the date of the SEPA or (ii) the date on which the Company shall have made full payment of Advances pursuant to the SEPA. The Company has the right to terminate the SEPA at no cost or penalty upon five trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices for which shares of Common Stock need to be issued and the Company has paid all amounts owed to Yorkville under the Convertible Notes. The Company and Yorkville may also agree to terminate the SEPA by mutual written consent. Neither the Company nor Yorkville may assign or transfer any of their respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by the Company or Yorkville other than by an instrument in writing signed by both parties.
Restrictions and Right of First Refusal
Until the Convertible Notes have been repaid in full, pursuant to the SEPA, the Company may not (i) repay any loans to any executives or employees of the Company or make any payments in respect of any related party debt except as expressly provided in the SEPA, (ii) effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of any shares of Common Stock or any security which entitles the holder thereof to acquire shares of Common Stock involving a Variable Rate Transaction (as defined in the SEPA), other than with Yorkville, (iii) effect any reverse stock split or share consolidation, or (iv) directly or indirectly enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness or Lien (each as defined in the SEPA) other than Permitted Indebtedness or Permitted Liens (each as defined in the SEPA). Such Variable Rate Transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of the Common Stock after the date of issuance, or the Company effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which the Company may offer, issue or sell Common Stock or any securities exercisable, exchangeable or convertible into Common Stock at a future determined price.
For a period of six months following the date upon which the Convertible Notes have been repaid in full, the Company may not enter into or effect any Variable Rate Transaction without first providing written notice to Yorkville of its intention to enter into or effect such transaction, which notice will set forth the material terms of such transaction. Upon receipt of a notice, the investor will have five business days from receipt to confirm to the Company whether it will participate in such transaction in accordance with the terms set forth in the notice (the “Right of First Refusal”). If Yorkville exercises the Right of First Refusal within 10 business days from such exercise, Yorkville and the Company will enter into binding documentation in form and substance consistent with the notice for such transaction and otherwise mutually acceptable to both Yorkville and the Company. If Yorkville declines to exercise the Right of First Refusal or fails to exercise the Right of First Refusal within the allotted timeframe, the Company is permitted to enter into such transaction with a third party. The Right of First Refusal survives any termination of the SEPA.

Commitment and Structuring Fee
As consideration for Yorkville’s commitment to purchase Common Stock at the Company’s direction pursuant to the SEPA, the Company paid to Yorkville a cash “structuring fee” in the amount of $25,000. In addition, the Company paid Yorkville a commitment fee of 33,334 shares of Common Stock on April 30, 2026.
Representations and Warranties
The SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.
Financial Advisor Fee
In connection with the transactions contemplated by the SEPA, the Company engaged Tungsten Advisors (“Tungsten”) as its financial advisor. As partial compensation for services rendered by Tungsten will receive cash compensation from the Company equal to (i) 8.0% of the total proceeds raised by the Company through any Pre-Paid Advance and (b) 4.0% of the total proceeds raised by the Company through any Advance.
Reasons for Stockholder Approval
Under Nasdaq Listing Rule 5635(d), stockholder approval is required prior to certain issuances of Common Stock or securities convertible into or exchangeable for Common Stock at a price that is less than the lower of (i) the Nasdaq Official Closing Price immediately preceding the signing of the binding agreement or (ii) the average Nasdaq Official Closing Price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement, if such issuance equals 20% or more of the Common Stock or voting power of the issuer outstanding before the transaction.
Until Proposal 3 is approved by our stockholders, the Company may not sell and Yorkville may not purchase, below the Minimum Price, more than an aggregate of 183,301 shares of Common Stock, which represents 19.99% of the shares of Common Stock outstanding as of the date of entry into the SEPA. The Exchange Cap does not apply to the extent that the Company’s stockholders have approved issuances in excess of the Exchange Cap. Stockholder approval of the Proposal 3 will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635(d). The Company has agreed, pursuant to the SEPA, to use its commercially reasonable efforts to solicit such stockholder approval. Stockholder approval of this Proposal 3 will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635(d).
We are not seeking the approval of our stockholders to authorize our entry into the SEPA or the issuance of the First Convertible Note, as we have already done so and such documents already are binding obligations of the Company. The failure of the Company’s stockholders to approve this Proposal 3 will not negate the existing terms of the SEPA, the First Convertible Note or the related Yorkville Registration Rights Agreement, which will remain binding obligations of the Company.
If the stockholders do not approve this Proposal 3 and if we are not able to use the SEPA or if the Convertible Notes are not convertible into shares of Common Stock, we may be unable to raise funds under the SEPA, and we may be required to pay off any outstanding balance on the First Convertible Note in cash, which may impair our working capital and our ability to fund capital expenditures, operating expenses and the selective pursuit of business development opportunities. Further, the issuance of the Second Convertible Note and the receipt of $5 million as consideration for its issuance is expressly conditioned upon the receipt of approval from the stockholders. Should this proposal fail to receive approval from the stockholders, the Company may be compelled to explore alternative financing options that are less advantageous and potentially more dilutive and will be unable to issue the Second Convertible Note.
The Board of Directors has determined that the SEPA and our ability to issue the Common Stock thereunder in excess of the Exchange Cap are in the best interests of the Company and our stockholders because it provides us with a mechanism for raising additional capital and meeting the standards of the

Nasdaq Initial Listing Application. We believe the proceeds that we expect to receive pursuant to the SEPA, and the proceeds we did and will receive from the issuance of the Convertible Notes will allow us to fund our business operations. We expect that the SEPA will provide us with future flexibility to enhance our liquidity in an opportunistic and efficient manner, and only when we deem it to be necessary. We remain focused on creating long-term value for our stockholders, and the SEPA will allow us to be strategic in how we access and deploy capital to continue normal business operations.
We cannot predict the price of the Common Stock at any future date, and therefore cannot predict the number of shares of Common Stock to be issued under the SEPA. Therefore, we are seeking stockholder approval under this Proposal 3 to issue shares of Common Stock in excess of the Exchange Cap, if necessary, to Yorkville under the terms of the SEPA. The failure of our stockholders to approve this Proposal 3 will prevent us from selling shares of Common Stock to Yorkville in excess of the Exchange Cap.
Effect on Current Stockholders of Issuance of Common Stock under the SEPA
Each additional share of our Common Stock that would be issuable to Yorkville as a result of conversion of the Convertible Notes or pursuant to the SEPA would have the same rights and privileges as each share of our currently outstanding Common Stock. The issuance of shares of our Common Stock to Yorkville pursuant to the terms of the SEPA will not affect the rights of the holders of our outstanding Common Stock, but such issuances will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders, and may result in a decline in our stock price or greater price volatility. Further, any sales in the public market of our shares of Common Stock issuable to Yorkville could adversely affect prevailing market prices of our shares of Common Stock.
Possible Effects of Disapproval of this Proposal
If this Proposal 3 is not approved by our stockholders at the Special Meeting, it may inhibit our ability to meet the standards of the Nasdaq Initial Listing Qualifications, impair our working capital and our ability to fund capital expenditures, operating expenses and the selective pursuit of business development opportunities, including continued product or technology investment. Additionally, the maturity date of the First Convertible Note will be extended indefinitely and the issuance of the Second Convertible Note and the receipt of $5 million as consideration for its issuance will not occur if this Proposal 3 is not approved. So long as the First Convertible Note remains outstanding, we will be unable to require Yorkville to purchase shares pursuant to the SEPA. The First Convertible Note will continue indefinitely as a liability on our financial statements unless we use cash to repay the First Convertible Note plus the prepayment fee required pursuant to the SEPA. Accordingly, should the proposal fail to receive approval from the stockholders, the Company may be compelled to explore alternative financing options that are less advantageous and potentially more dilutive. Our Board of Directors has determined that the SEPA, with such modifications, amendments, or changes (consistent with the intent and purpose of this proposal) agreed upon by the parties to the SEPA, and in accordance with the stockholder approval requirements of Nasdaq Listing Rule 5635(d) is in the best interests of us and our stockholders because the flexibility to issue Common Stock in excess of the Exchange Cap provides us with a reliable source of capital for working capital and general corporate purposes.
Potential Adverse Effects of Approving this Proposal
If approved, this proposal will provide for the issuance of up to an aggregate of $20.0 million of shares of Common Stock to Yorkville at variable prices. The issuance of shares of Common Stock to Yorkville will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of the Common Stock and will increase the number of the Company’s outstanding shares, which could depress the market price of the Common Stock. Because the number of shares of Common Stock that may be issued to Yorkville pursuant to the SEPA is determined based on the price of the Common Stock around the time of issuance, the exact magnitude of the dilutive effect cannot be conclusively determined. However, the dilutive effect may be material to our current stockholders.
Vote Required for Approval of this Proposal
The affirmative vote of the holders of a majority of the shares of Common Stock that are present or represented by proxy and entitled to vote with respect to this Proposal 3 is required to approve Proposal 3.

Notwithstanding the foregoing, in accordance with Nasdaq Listing Rule 5635 and IM-5635-2, “Interpretative Material Regarding the Use of Share Caps to Comply with Rule 5635,” the holders of 33,334 shares of Yorkville Excluded Stock will not be entitled to vote such shares on Proposal 3. As a result, a total of         shares of Common Stock were outstanding and entitled to vote for Proposal 3 at the Special Meeting as of the Record Date. Any votes cast “FOR” or “AGAINST” Proposal 3 attributable to any of the Yorkville Excluded Stock will be disregarded for purposes of determining whether Proposal 3 is approved.
Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSAL 3.

PROPOSAL 4
Approval of the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt Proposal 1, Proposal 2 and/or Proposal 3.
If at the Special Meeting the number of votes represented by shares of the Common Stock present or represented and voting in favor of Proposal 1, Proposal 2, and/or Proposal 3 is insufficient to approve the applicable Proposal or if Nasdaq has not approved the Initial Listing Application as of immediately prior to the Special Meeting, our management may move to adjourn the Special Meeting in order to enable our Board to continue to solicit additional proxies in favor of Proposal 1, Proposal 2, and/or Proposal 3 or to postpone the Special Meeting if the Initial Listing Application required by Nasdaq Listing Rule 5110(a) has not yet been approved.
In this Proposal, we are asking our stockholders to authorize the holder of any proxy solicited to vote in favor of adjourning, postponing or continuing the Special Meeting and any later adjournments. If our stockholders approve the adjournment, postponement or continuation proposal, we could adjourn, postpone or continue the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of Proposal 1, Proposal 2 and/or Proposal 3, including the solicitation of proxies from stockholders that have previously voted against the Proposals, or to postpone the Special Meeting if the Initial Listing Application required by Nasdaq Listing Rule 5110(a) has not yet been approved. If stockholder approval for this Proposal is not obtained, then the Special Meeting will not be adjourned.
Vote Required for Approval of this Proposal
The affirmative vote of the majority of votes cast is required to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt Proposal 1, Proposal 2 and/or Proposal 3 or to seek approval by Nasdaq of the Initial Listing Application.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES TO ADOPT PROPOSAL 1, PROPOSAL 2, AND/OR PROPOSAL 3 OR TO SEEK APPROVAL BY NASDAQ OF THE INITIAL LISTING APPLICATION.

PRINCIPAL STOCKHOLDERS
The following table sets forth information, to the extent known by us or ascertainable from public filings with respect to the beneficial ownership of our Common Stock as of May 7, 2026, (the “Ownership Date”) by:
•
each of our directors;

•
each of our named executive officers;

•
all of our current directors and executive officers as a group; and

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Common Stock;

The column entitled “Shares Beneficially Owned” is based on a total of 950,302 shares of our Common Stock outstanding as of the Ownership Date.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our Common Stock. Shares of our Common Stock subject to options that are currently exercisable or exercisable within 60 days of the Ownership Date are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person, but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our Common Stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of TransCode Therapeutics, Inc., 6 Liberty Square, #2382, Boston, MA 02109 USA.
Name of Director or Named Executive Officer	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Philippe P. Calais, PharmD, PhD	77(1)	*
Elizabeth Czerepak, MBA	—	—
Thomas A. Fitzgerald	735(2)	*
Erik Manting, PhD	76(3)	*
Magda Marquet, PhD	76(4)	*
Jack Stover	—	*
All Executive Officers and Directors as a Group (five persons)	967	*
Beneficial Owners of more than 5% of our Common Stock:
DEFJ, LLC	83,285(5)	8.8%

*
Denotes beneficial ownership of less than 1%.

(1)
Consists of (i) one share of Common Stock and (ii) 76 shares of Common Stock underlying options exercisable within 60 days of the Ownership Date.

(2)
Consists of (i) two shares of Common Stock and (ii) 733 shares of Common Stock underlying options exercisable within 60 days of the Ownership Date.

(3)
Consists of 76 shares of Common Stock underlying options exercisable within 60 days of the Ownership Date.

(4)
Consists of 76 shares of Common Stock underlying options exercisable within 60 days of the Ownership Date.

(5)
CK Life Sciences holds voting and dispositive power over the securities held by DEFJ. The address of each of CK Life Sciences and DEFJ is 7th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong.

Beneficial Ownership Following the Conversion
The following table sets forth information relating to the beneficial ownership of our Common Stock immediately following the conversion of the Preferred Stock, the Series C Preferred Stock and the First Convertible Note into Common Stock, assuming we receive stockholder approval of Proposal 1, Proposal 2 and Proposal 3 by:
•
each of our directors;

•
each of our named executive officers;

•
all of our current directors and executive officers as a group;

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Common Stock; and

•
each person, or group of affiliated persons, known by us that will beneficially own more than 5% of our outstanding shares of Common Stock following the conversion of all of the Preferred Stock and the First Convertible Note into Common Stock.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our Common Stock. Shares of our Common Stock subject to options that are currently exercisable or exercisable within 60 days of the Ownership Date are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person, but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our Common Stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of TransCode Therapeutics, Inc., 6 Liberty Square, #2382, Boston, MA 02109 USA.
Following stockholder approval of Proposal 1, Proposal 2, and Proposal 3, the Company expects to issue 16,453,654 shares of Common Stock upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and the First Convertible Note. If the actual facts are different from the foregoing assumptions, ownership figures in the table that follows will be different. The percentage of shares beneficially owned is computed on the basis of 17,403,956 shares of our Common Stock that we expect to be outstanding following the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and First Convertible Note.
Name of Director or Named Executive Officer	Shares Beneficially Owned	% of Shares Outstanding Shares
Philippe P. Calais, PharmD, PhD	77(1)	*
Elizabeth Czerepak, MBA	—	—
Thomas A. Fitzgerald	735(2)	*
Erik Manting, PhD	76(3)	*
Magda Marquet, PhD	76(4)	*
Jack Stover	—	*
All Executive Officers and Directors as a Group (five persons)	967	*
Certain Other Beneficial Owners of our Common Stock:
CK Life Sciences Int’l., (Holdings) Inc.	14,134,481(5)	81.2%
Unleash Immuno Oncolytics, Inc.	1,136,364(6)	6.5%
YA II PN, LTD	614,730(7)	3.5%
Affiliates of Tungsten Advisors	684,698(8)	3.9%

*
Denotes beneficial ownership of less than 1%.

(1)
Consists of (i) one share of Common Stock and (ii) 76 shares of Common Stock underlying options exercisable within 60 days of the Ownership Date.

(2)
Consists of (i) two shares of Common Stock and (ii) 733 shares of Common Stock underlying options exercisable within 60 days of the Ownership Date.

(3)
Consists of 76 shares of Common Stock underlying options exercisable within 60 days of the Ownership Date.

(4)
Consists of 76 shares of Common Stock underlying options exercisable within 60 days of the Ownership Date.

(5)
Consists of (i) 83,285 shares of Common Stock held by DEFJ, (ii) 11,813,859 shares of Common Stock issuable to DEFJ upon conversion of the Series A Preferred Stock (including 284,291 shares of Common Stock issuable upon the conversion of 28.4291 shares of Series A Preferred Stock as a one-time payment-in-kind dividend), and (iii) 2,237,337 shares of Common Stock issuable to DEFJ upon conversion of the Series B Preferred Stock. CK Life Sciences holds voting and dispositive power over the securities held by DEFJ. The address of each of CK Life Sciences and DEFJ is 7th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong.

(6)
Consists of 1,136,364 shares of Common Stock issuable upon conversion of Series C Preferred Stock held by Unleash. The address of Unleash is 990 Biscayne Blvd., Suite 504, Miami, Florida 33132. The shares of Series C Preferred Stock held by Unleash include provisions that limit the conversion thereof to the extent such exercise would cause them, together with their affiliates and any other person acting together with them and their affiliates, to beneficially own a number of shares of Common Stock that would exceed 4.99% of our then-outstanding Common Stock immediately after giving effect to such conversion.

(7)
The amount of Common Stock beneficially owned by YA II PN, Ltd. consists of (i) 33,334  shares of Common Stock issued to YA II PN, LTD. as consideration for its commitment to purchase shares pursuant to the SEPA and (ii) up to 581,395 shares of Common Stock issuable upon conversion of $1.0 million principal aggregate amount outstanding pursuant to that certain First Convertible Note entered into on April 15, 2026 (the “First Convertible Note”), based on a conversion price equal to $1.72 (the “Floor Price”). Pursuant to the First Convertible Note, the principal aggregate amount outstanding is convertible at the option of the holder within the next 60 days at variable prices equal to the lower of (a) $10.71 (the “Fixed Price”) and (b) 97% of the lowest daily volume weighted average price of our Common Stock on Nasdaq during the seven consecutive trading days immediately preceding the date on which a purchase notice is provided to us (the “Variable Price”), but in no event shall the Variable Price be less than the Floor Price. The issuance of shares of Common Stock is subject to certain limitations and conditions, including that the shares of Common Stock beneficially owned at any one time will not exceed 9.99% of the then-outstanding shares of our Common Stock. YA II PN, Ltd. is a Cayman island exempt company. All investment decisions for YA II PN, Ltd. are made by Mr. Mark Angelo. The business address of YA II PN, Ltd is 1012 Springfield Avenue, Mountainside, NJ 07092.

(8)
Consists of (i) 5,626 shares of Common Stock issuable to Finalis Securities LLC upon the conversion of the Series A Preferred Stock, (ii) 339,536 shares of Common Stock issuable to Romy Seth upon the conversion of the Series A Preferred Stock and Series C Preferred Stock, and (iii) 339,536 shares of Common Stock issuable to Lacarya Scott upon the conversion of the Series A Preferred Stock and Series C Preferred Stock. The address for each of Finalis Securities LLC, Romy Seth, and Lacarya Scott is 228 Park Avenue South, Suite 85550, New York, New York 10003. Federico Baradello holds voting and dispositive power over the securities held by Finalis Securities LLC. Each of Romy Seth and Lacarya Scott holds voting and dispositive power over the securities held by each of them, respectively.

DESCRIPTION OF CAPITAL STOCK
The following description of our Common Stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the Common Stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the Amended and Restated Certificate of Incorporation of TransCode Therapeutics, Inc., as amended, (the “Certificate of Incorporation”) and the Amended and Restated Bylaws of TransCode Therapeutics, Inc., as amended, (the “Bylaws”), which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our Common Stock and preferred stock may also be affected by Delaware law.
Authorized Capital Stock
Our authorized capital stock consists of 290 million shares of Common Stock, par value $0.0001 per share, and 10 million shares of preferred stock, par value $0.0001 per share, of which 1,242.0718 shares are designated as Series A Preferred Stock, 223.7337 shares are designated as Series B Preferred Stock, 1,214,204 shares are designated as Series C Preferred Stock, and 8,784,330.1946 shares are undesignated.
As of May 7, 2026, 950,302 shares of our Common Stock were outstanding and held by approximately 25 stockholders of record.
Common Stock
The holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. The holders of our Common Stock do not have any cumulative voting rights. Holders of our Common Stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our Common Stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.
In the event of our liquidation, dissolution or winding up, holders of our Common Stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. The shares to be issued by us in this offering will be, when issued and paid for, validly issued, fully paid and non-assessable.
Listing
Our Common Stock is traded on the Nasdaq Capital Market under the trading symbol “RNAZ.”
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is VStock Transfer, LLC.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue up to 8,784,330.1946 additional shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of Common Stock. The issuance of our preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments if we liquidate. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our Company or other corporate action. As of the date of this prospectus, we had 1,242.0717 shares of our Series A Preferred Stock, 223.7337 shares of our Series B Preferred Stock and 1,214,204 shares of our Series C Preferred Stock outstanding.

Description of Series A Preferred Stock
Ranking
The Series A Preferred Stock ranks on parity with the Common Stock as to distributions of assets upon liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily.
Dividends
If the Company, at any time while any shares of Series A Preferred Stock are outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of the Preferred Stock) with respect to the then outstanding shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Ratio (as defined in the Certificate of Designation) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares held by the Company) outstanding immediately after such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such event (excluding any treasury shares held by the Company).
Each holder of Series A Preferred Stock is entitled to receive dividends on shares of Series A Preferred Stock (on an as-if-converted-to-Common-Stock basis, without regard to the Beneficial Ownership Limitation, as defined below) equal to and in the same form, and in the same manner, as dividends (other than dividends on shares of the Common Stock payable in the form of Common Stock) actually paid on shares of the Common Stock when such dividends are paid on shares of the Common Stock.
Each holder of Series A Preferred Stock received a one-time payment-in-kind dividend which accrued at a rate equal to 5% per annum payable in shares of Series A Preferred Stock on April 6, 2026.
Beneficial Ownership Limitation
Until the earliest to occur of (i) the Stockholder Approval, and (ii) the consummation by the Company of certain Fundamental Transactions (as defined in the Certificate of Designation), each holder of Series A Preferred Stock may hold a number of shares equal to no more than 9.99% of the shares of Common Stock outstanding immediately prior to the Acquisition (the “Beneficial Ownership Limitation”). Upon receipt of the Stockholder Approval or the consummation of a Fundamental Transaction, holders of Series A Preferred Stock may waive or change the Beneficial Ownership Limitation effective upon written notice to the Company; provided, that such notice must be delivered not less than sixty days prior to the effectiveness of such waiver or change.
Conversion
If the Company’s stockholders approve the conversion of Series A Preferred Stock into Common Stock, each share of Series A Preferred Stock will be convertible by the holders of the Series A Preferred Stock into 10,000 shares of Common Stock, at any time and from time to time following 5:00 p.m. Eastern Time on the third business day after receipt of the Stockholder Approval. The conversion of the Series A Preferred Stock into Common Stock is subject to certain limitations provided in the Certificate of Designation, including that prior to the Stockholder Approval, the Company will not be required to effect a conversion of the Series A Preferred Stock to the extent such conversion would cause the Company to violate Nasdaq Listing Rule 5635. In accordance with the Certificate of Designation, the Company intends to seek a waiver of the Beneficial Ownership Limitation from the holders of Series A Preferred Stock, effective upon receipt of the Stockholder Approval.
Voting and Consent Rights
Except as otherwise required by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, we may not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series A Preferred Stock and Series B Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock and Series B Preferred Stock or alter or amend the Certificate of Designation, amend or repeal any provision of, or add any provision to, the Company’s Certificate of Incorporation or Bylaws, or file any articles of amendment, certificates of designation, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock and Series B Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Charter or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further shares of Series A Preferred Stock and Series B Preferred Stock, or increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock and Series B Preferred Stock, (iii) prior to the Stockholder Approval or at any time while at least 30% of the originally issued Series A Preferred Stock or Series B Preferred Stock, as applicable, remains issued and outstanding, consummate either: (A) any Fundamental Transaction or (B) any merger or consolidation of the Company with or into another entity or any stock sale to another entity, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the capital stock of the Company immediately after such transaction, or (iv) enter into any agreement with respect to any of the foregoing.
Cash Settlement
Upon the occurrence of the conditions set forth in section 5.3 of the Repurchase Agreement, dated as of October 8, 2025, by and between the Company and DEFJ (the “Repurchase Agreement”), or if the Company fails to deliver to the holder of Series A Preferred Stock a certificate or certificates representing shares of Common Stock, or electronically deliver such shares, (i) on or prior to the third trading day after the applicable Share Delivery Date (as defined in the Certificate of Designation), or (ii) April 8, 2027, then, unless the holder of Series A Preferred Stock has rescinded the applicable Notice of Conversion, the Company will, at the request of the holder of Series A Preferred Stock, pay an amount equal to the Fair Value (as defined in the Certificate of Designation) of such undelivered shares, with such payment to be made within two business days from the date of request by such holder, whereupon the Company’s obligations to deliver such shares underlying the Notice of Conversion (as defined in the Certificate of Designation) shall be extinguished upon payment in full of the Fair Value of such undelivered shares; provided, however that such request shall be presumed to have been duly and properly made by such holder if Stockholder Approval with respect to the Series A Preferred Stock shall not have been obtained prior to the date on which the Notice of Conversion is delivered to the Company. The cash settlement provisions set forth in the Certificate of Designation shall be available irrespective of the reason for the Company’s failure to timely deliver the applicable shares of Common Stock including due to the lack of obtaining the Stockholder Approval with respect to the Series A Preferred Stock.
Designation
The Company has designated 1,242.0718 shares of the Company’s preferred stock to be Series A Preferred Stock, pursuant to the Certificate of Designation.
Description of Series B Preferred Stock
Ranking
The Series B Preferred Stock ranks on parity with the Common Stock as to distributions of assets upon liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily.
Dividends
If the Company, at any time while any shares of Series B Preferred Stock are outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of the Preferred Stock) with respect to the then outstanding shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines

(including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Ratio shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares held by the Company) outstanding immediately after such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such event (excluding any treasury shares held by the Company).
Each holder of Series B Preferred Stock is entitled to receive dividends on shares of Series B Preferred Stock (on an as-if-converted-to-Common-Stock basis, without regard to the Beneficial Ownership Limitation) equal to and in the same form, and in the same manner, as dividends (other than dividends on shares of the Common Stock payable in the form of Common Stock) actually paid on shares of the Common Stock when such dividends are paid on shares of the Common Stock.
Beneficial Ownership Limitation
Until the earliest to occur of (i) the Stockholder Approval, and (ii) the consummation by the Company of certain Fundamental Transactions, each holder of Series B Preferred Stock may hold a number of shares equal to no more than 9.99% of the shares of Common Stock outstanding immediately prior to the Acquisition. Upon receipt of the Stockholder Approval or the consummation of a Fundamental Transaction, holders of Series B Preferred Stock may waive or change the Beneficial Ownership Limitation effective upon written notice to the Company; provided, that such notice must be delivered not less than sixty days prior to the effectiveness of such waiver or change.
Conversion
If the Company’s stockholders approve the conversion of Series B Preferred Stock into Common Stock, each share of Series B Preferred Stock will be convertible by the holders of the Series B Preferred Stock into 10,000 shares of Common Stock, at any time and from time to time following the earliest to occur of (i) April 8, 2026, (ii) the effectiveness date of a registration statement covering the resale of the Common Stock issuable upon conversion of the Series B Preferred Stock, and (iii) 5:00 p.m. Eastern Time on the third business day after the date that the Stockholder Approval is obtained, in each case at the option of the holder of Series B Preferred Stock. The conversion of the Series B Preferred Stock into Common Stock is subject to certain limitations provided in the Certificate of Designation, including that prior to the Stockholder Approval, the Company will not be required to effect a conversion of the Series B Preferred Stock to the extent such conversion would cause the Company to violate Nasdaq Listing Rule 5635. In accordance with the Certificate of Designation, the Company intends to seek a waiver of the Beneficial Ownership Limitation from the holders of Series B Preferred Stock, effective upon receipt of the Stockholder Approval.
Voting and Consent Rights
Except as otherwise required by law, the Series B Preferred Stock does not have voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, we may not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series A Preferred Stock and Series B Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock and Series B Preferred Stock or alter or amend the Certificate of Designation, amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or the Bylaws, or file any articles of amendment, certificates of designation, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock and Series B Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Charter or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further shares of Series A Preferred Stock and Series B Preferred Stock, or increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock and Series B Preferred Stock, (iii) prior to the Stockholder Approval or at any time while at least 30% of the originally issued Series A Preferred Stock or Series B Preferred Stock, as applicable, remains issued and outstanding, consummate either: (A) any Fundamental Transaction or (B) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the capital stock of the Company immediately after such transaction, or (iv) enter into any agreement with respect to any of the foregoing.
Cash Settlement
Upon the occurrence of the conditions set forth in section 5.3 of the Repurchase Agreement, or if the Company fails to deliver to the holder of Series B Preferred Stock a certificate or certificates representing shares of Common Stock, or electronically deliver such shares, on or prior to the third trading day after the applicable Share Delivery Date, then, unless the holder of Series B Preferred Stock has rescinded the applicable Notice of Conversion, the Company will, at the request of the holder of Series B Preferred Stock, pay an amount equal to the Fair Value of such undelivered shares, with such payment to be made within two business days from the date of request by such holder, whereupon the Company’s obligations to deliver such shares underlying the Notice of Conversion shall be extinguished upon payment in full of the Fair Value of such undelivered shares; provided, however that such request shall be presumed to have been duly and properly made by such holder if Stockholder Approval with respect to the Series B Preferred Stock shall not have been obtained prior to the date on which the Notice of Conversion is delivered to the Company. The cash settlement provisions set forth in the Certificate of Designation shall be available irrespective of the reason for the Company’s failure to timely deliver the applicable shares of Common Stock including due to the lack of obtaining the Stockholder Approval with respect to the Preferred Stock.
Designation
The Company has designated 223.7337 shares of the Company’s preferred stock to be Series B Preferred Stock, pursuant to the Certificate of Designation.
Description of Series C Preferred Stock
Ranking
The Series C Preferred Stock ranks on parity with the Common Stock as to distributions of assets upon liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily.
Dividends
At any time while the Series C Preferred Stock is outstanding, holders of Series C Preferred Stock are entitled to receive dividends on shares of the Series C Non-Voting Preferred Stock (on an as-if-converted-to-Common-Stock basis, without regard to the Series C Beneficial Ownership Limitation (as defined below)) equal to and in the same form, and in the same manner, as dividends (other than dividends on shares of the Common Stock payable in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends payable in the form of Common Stock) are paid on shares of the Common Stock.
Beneficial Ownership Limitation
Until the earliest to occur of (i) the Stockholder Approval, and (ii) the consummation by the Company of certain Fundamental Transactions, each holder of Series C Preferred Stock may hold a number of shares equal to no more than 4.99% of the shares of Common Stock outstanding immediately prior to the Licensing Agreement. Upon receipt of the Stockholder Approval or the consummation of a Fundamental Transaction, holders of Series C Preferred Stock may waive or change the Beneficial Ownership Limitation effective upon written notice to the Company; provided, that such notice must be delivered not less than sixty days prior to the effectiveness of such waiver or change.
Conversion
Each share of Series C Preferred Stock will be convertible at the option of the holder thereof, at any time and from time to time following 5:00 p.m. Eastern Time on the third business day after the Stockholder Approval is received. Each share of Series C Preferred Stock will be convertible by the holders of the Series C Preferred Stock into an equal number of shares of Common Stock. The conversion of the Series C

Preferred Stock into Common Stock is subject to certain limitations provided in the Certificate of Designation of Preferences, Rights and Limitations of Series C Non-Voting Convertible Preferred Stock (the “Series C Certificate of Designation”), including that prior to the Stockholder Approval, the Company will not be required to effect a conversion of the Series C Preferred Stock to the extent such conversion would cause the Company to violate Nasdaq Listing Rule 5635.
Voting and Consent Rights
Except as otherwise required by law, the Series C Preferred Stock does not have voting rights. However, as long as any shares of Series C Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series C Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Series C Certificate of Designation, amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or the Bylaws of the Company, or file any articles of amendment, certificates of designation, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series C Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, or (ii) issue further shares of Series C Preferred Stock, or increase or decrease (other than by conversion) the number of authorized shares of Series C Preferred Stock.
Designation
The Company has designated 1,214,204 shares of the Company’s preferred stock to be Series C Preferred Stock, pursuant to the Series C Certificate of Designation.
Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law
Our Certificate of Incorporation and Bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include those described below.
Board Composition and Filling Vacancies
Our Certificate of Incorporation provides that directors may be removed only for cause and then only by the affirmative vote of the holders of at least two-thirds of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The limitations on removal of directors and treatment of vacancies have the effect of making it more difficult for stockholders to change the composition of our board of directors.
No Written Consent of Stockholders
Our Certificate of Incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our Bylaws or removal of directors by our stockholders without holding a meeting of stockholders.
Meetings of Stockholders
Our Certificate of Incorporation and Bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting of stockholders.

Our Bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters brought before the meeting in conformance with our Bylaws.
Advance Notice Requirements
Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be considered. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.
Amendment to Certificate of Incorporation and Bylaws
Any amendment of our Certificate of Incorporation must first be approved by a majority of our board of directors, and if required by law or our Certificate of Incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, and limitation of liability must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class. Our Bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the Bylaws; and may also be amended by the affirmative vote of a majority of the outstanding shares entitled to vote on the amendment, voting together as a single class, except that the amendment of the provisions relating to notice of stockholder business and nominations and special meetings must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.
Undesignated Preferred Stock
Our Certificate of Incorporation provides for 10 million authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our Certificate of Incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of Common Stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.
Choice of Forum
Pursuant to our Bylaws, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any state law claims for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our Certificate of Incorporation and our Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or Bylaws or (v) any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein, or the Delaware Forum Provision. The Delaware Forum Provision will not apply to any causes of action arising under the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless we consent in writing to the selection of an alternate forum, the United States District Court for the District of Massachusetts shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, or the Federal Forum Provision, as the address of our principal executive offices is in Boston, Massachusetts. These Forum Provisions may impose additional costs on stockholders, may limit our stockholders’ ability to bring a claim in a forum they find favorable, and the designated courts may reach different judgments or results than other courts. In addition, there is uncertainty as to whether the Federal Forum Provision will be enforced, which may impose additional costs on us and stockholders.
Section 203 of the Delaware General Corporation Law
We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•
before the stockholder became an interested stockholder, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•
at or after the time the stockholder became an interested stockholder, the business combination was approved by our board of directors and authorized at an annual or special meeting of our stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:
•
any merger or consolidation involving the corporation and the interested stockholder;

•
any sale, transfer, lease, pledge or other disposition involving 10% or more of the assets of the corporation and the interested stockholder;

•
subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by that entity or person.

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to TransCode Therapeutics, Inc., 6 Liberty Square, #2382, Boston, MA 02109, Attention: Corporate Secretary, telephone: 857-837-3099. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2026 Proxy Statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that we receive it no later than March 17, 2026. However, if the date of the 2026 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our Proxy Statement for the 2026 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a Proxy Statement. Stockholder proposals should be addressed to TransCode Therapeutics, Inc., 6 Liberty Square, #2382, Boston, MA 02109 USA, Attention: Corporate Secretary.
If a stockholder wishes to propose a nomination of persons for election to our Board or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our Proxy Statement and proxy card, our Bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting, and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2026 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than May 1, 2026, and no later than May 31, 2026. Stockholder proposals and the required notice should be addressed to TransCode Therapeutics, Inc., 6 Liberty Square, #2382, Boston, MA 02109 USA, Attention: Corporate Secretary.
In addition, to comply with the universal proxy rules, stockholders intending to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 30, 2026.

OTHER MATTERS
As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Special Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. In addition, our bylaws permit the presiding officer at the Special Meeting to adjourn the meeting in his or her sole discretion.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders of TransCode Therapeutics, Inc. to be Held on           , 2026:
This Proxy Statement and the proxy card are first being mailed to our stockholders on or about           , 2026. In accordance with the rules of the SEC, we are advising our stockholders of the availability on the internet of our proxy materials related to our upcoming Special Meeting. Because we have elected to utilize the “full set delivery” option, we are delivering to all stockholders paper copies of all the proxy materials, as well as providing access to those proxy materials on a publicly accessible website. This Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is available to our stockholders at https:// ir.transcodetherapeutics.com/annual-meeting.
Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC, except for exhibits, will be furnished without charge to any of our stockholders upon written request to TransCode Therapeutics, Inc., 6 Liberty Square, #2382, Boston, MA 02109 USA, Attention: Corporate Secretary. This Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, is also available on the SEC’s website at www.sec.gov.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual and quarterly reports and other reports and information with the SEC. The SEC maintains an internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC. Any requests for copies of information, reports or other filings with the SEC should be directed to TransCode Therapeutics, Inc., 6 Liberty Square, #2382, Boston, MA 02109, Attention: Corporate Secretary. In order to receive timely delivery of the documents in advance of the Special Meeting, you must make your request for information no later than           , 2026.

APPENDIX A:
FINANCIAL ANALYST OPINION

October 6, 2025
Board of Directors
TransCode Therapeutics, Inc.
6 Liberty Square, #2382
Boston, Massachusetts 02109
Ladies and Gentlemen:
You have requested our opinion as to the fairness, from a financial point of view, to TransCode Therapeutics, Inc., a Delaware corporation (“Purchaser”), of the Closing Consideration (as defined below) to be paid by Purchaser pursuant to the proposed Membership Interest Purchase Agreement (the “Agreement”) to be entered into by and between Purchaser, and DEFJ, LLC, a Delaware limited liability company (“Seller”), the owner of 100% of all the issued and outstanding Interests in the share capital of ABCJ, LLC, a Delaware limited liability company (“ABCJ”), the owner of 100% of all of the issued and outstanding membership interests of Polynoma LLC, a Delaware limited liability company (the “Company”). Capitalized terms used herein have the respective meanings ascribed thereto in the September 22, 2025 draft of the Agreement provided to us by Purchaser (the “Draft Agreement”).
As more specifically set forth in the Draft Agreement, and subject to the terms, conditions and adjustments set forth therein, the Agreement provides for the purchase by Purchaser of 100% of the issued and outstanding Interests in the share capital of ABCJ from Seller (the “Purchase”). The aggregate closing consideration (the “Closing Consideration”) to be paid by Purchaser to Seller for all of the Interests will be (a) 83,285 shares of Purchaser Common Stock (the “Purchaser Common Stock Payment Shares”) and (b) 1,152.9568 shares of Purchaser Convertible Preferred Stock (the “Purchaser Preferred Stock Payment Shares”). Each Purchaser Preferred Stock Payment Share will be convertible into 10,000 shares of Purchaser Common Stock upon the approval by the stockholders of Purchaser of the Preferred Stock Conversion Proposal.
Pursuant to the terms of the Draft Agreement, Purchaser is obligated to pay, or cause to be paid, to Seller (or its designated Affiliate) certain Milestone Payments upon the achievement of Milestone Events described in the Draft Agreement. At your instruction, we did not consider the value of the Milestone Payments in our analysis.
Holders of Purchaser Common Stock of record as of the Record Date (as defined in the CVR Agreement) will be entitled to one CVR issued by Purchaser subject to and in accordance with the terms and conditions of a CVR Agreement for each share of Purchaser Common Stock held by such holders. At your instruction, we did not consider the value of the CVRs in our analysis.
The Draft Agreement provides that, under certain circumstances, Seller will have the option (the “Repurchase Option”) to acquire all of Purchaser’s and its Subsidiaries’ rights in and to the Interests from Purchaser in accordance with the terms and conditions of a Repurchase Agreement to be entered into by Purchaser and Seller.
The Draft Agreement provides that concurrently with the execution and delivery of the Agreement, Purchaser and Seller will enter into an Investment Agreement pursuant to which, on the terms and subject to the conditions set forth therein, Seller will purchase shares of Purchaser’s Series B convertible preferred stock, par value $0.0001 per share (“Series B Preferred Stock”), for an aggregate purchase price of $25,000,000, $20,000,000 of which will be paid in cash at closing of the Purchase and $5,000,000 of which will be paid in the form of a promissory note (the “Investment”). The Series B Preferred Stock will be convertible into shares of Purchaser Common Stock upon approval of the Preferred Stock Conversion Proposal. The Investment Agreement provides that the closing of the Purchase is a condition to the closing of the Investment.
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For purposes of this opinion, you have instructed us to assume without independent verification that: (i) 100% of the Closing Consideration is attributable to the Company; (ii) approximately 11,612,853 shares of Purchaser Common Stock will be issued in the Purchase (assuming approval of the Preferred Stock Conversion Proposal and conversion of the Purchaser Preferred Stock Payment Shares); (iii) approximately 2,264,493 shares of Purchaser Common Stock will be issued in the Investment (assuming approval of the Preferred Stock Conversion Proposal and conversion of the Series B Preferred Stock); (iv) the holders of the outstanding Purchaser Common Stock immediately prior to the Purchase and the Investment will own approximately 5.4% of the outstanding equity of Purchaser on a fully diluted basis immediately following the Closing and after giving effect to the conversion of the Purchaser Preferred Stock Payment Shares and the Series B Preferred Stock; (v) the Seller will own approximately 90.7% of the outstanding equity of Purchaser on a fully diluted basis immediately following the Closing and after giving effect to the conversion of the Purchaser Preferred Stock Payment Shares and the Series B Preferred Stock; and (vi) Seller will not exercise the Repurchase Option.
In connection with our review of the proposed Purchase, and in arriving at our opinion, we have reviewed: (i) the financial terms of the Purchase described in the Draft Agreement; (ii) the financial terms of the Investment described in the draft Investment Agreement provided to us; (ii) certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and the combined company furnished to us, and prepared by, Purchaser’s management for purposes of our analysis; (iv) relevant market sizing projections for the assets and indications that will be acquired by Purchaser; (v) management of Purchaser’s assessment of the strategic rationale for, and the potential benefits of, the Purchase; (vi) the past and current business operations, financial condition and future prospects of Purchaser; (vii) the reporting price and trading activity for the Purchaser Common Stock; (viii) certain publicly available information, including, but not limited to, Purchaser’s recent filings with the Securities and Exchange Commission and the financial statements set forth therein; (ix) the financial terms, to the extent publicly available, of certain acquisition and financing transactions that we deemed to be relevant; and (x) such other analyses and such other factors as we deemed relevant or appropriate for the purpose of rendering our opinion.
We have assumed and relied upon, without verifying independently, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by or for us for purposes of preparing this opinion (and we have not assumed responsibility or liability for any independent verification of such information). We have further assumed that the financial information provided has been prepared by the management of Purchaser on a reasonable basis in accordance with industry practice, and that the management of Purchaser is not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that the management of Purchaser prepared reasonably the financial forecasts, estimates and other forward-looking information reviewed by us, based on assumptions reflecting its best currently available estimates and good faith judgments as to the expected future results of operations and financial condition of Purchaser and the combined company, respectively. We express no view as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based.
In connection with our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us. Our opinion does not address any legal, regulatory, tax or accounting matters.
In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the Draft Agreement reviewed by us and that the executed Investment Agreement will be in all material respects identical to the draft Investment Agreement reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties set forth in the Agreement and all related documents and instruments that are referred to therein are true and correct, (ii) each party to the Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Purchase and the Investment will be consummated pursuant to the terms of the Agreement and the Investment Agreement, as applicable, without amendments thereto, and (iv) all conditions to the consummation of the Purchase and the Investment will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Purchase and the Investment will be obtained in a manner that will not adversely affect Purchaser.
In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of Purchaser or the Company, and have not been furnished or provided with any such appraisals or valuations. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Purchaser, the Company or any of their respective affiliates is a party or may be subject, and at your direction and with your consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.
This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the value of the shares of Purchaser Common Stock to be issued in the Purchase and the Investment or the prices at which shares of Purchaser Common Stock may trade following announcement of the Purchase or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.
We have been engaged by Purchaser to render this opinion. We will receive a fee in the amount of $300,000 for the provision of this opinion, which fee is not contingent on the successful completion of the Purchase. Purchaser has also agreed to reimburse us for our expenses and to indemnify us against certain liabilities and to reimburse us for certain expenses in connection with our services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Purchaser, and, accordingly, may at any time hold a long or a short position in such securities. In January 2024, we acted as the exclusive placement agent for a public offering by Purchaser for which we received cash fees and expense reimbursements totaling $723,678 and warrants to purchase up to an aggregate of 386 shares of Purchaser Common Stock at an exercise price of $1,409.10 per share (after giving effect to the subsequent reverse splits of the Purchaser Common Stock). In addition, in November 2023, we acted as the exclusive placement agent for a public offering by Purchaser for which we received cash fees and expense reimbursements totaling $156,800 and warrants to purchase up to an aggregate of 9 shares of Purchaser Common Stock at an exercise price of $11,180.40 per share (after giving effect to the subsequent reverse splits of the Purchaser Common Stock). Except as described above, we have not had a material relationship with, nor otherwise received fees from, Purchaser, Seller or the Company during the two years preceding the date hereof. In the future, we may provide financial advisory and investment banking services to Purchaser, the Company or their respective affiliates for which we would expect to receive compensation.
Consistent with applicable legal and regulatory requirements, H.C. Wainwright & Co., LLC has adopted policies and procedures to establish and maintain the independence of our research departments and personnel. As a result, H.C. Wainwright & Co., LLC’s research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Purchaser, the Company and/or the Purchase that differ from the views of its investment banking personnel.
This opinion has been prepared for the information of the Board of Directors of Purchaser for its use in connection with its consideration of the financial terms of the Purchase and is not intended to be and does not constitute a recommendation to the Board of Directors of Purchaser or to any stockholder of Purchaser as to how to vote on any matter relating to the Purchase or to take any other action in connection with the Purchase or any other matter. Except as permitted by our engagement letter with the Purchaser in connection with the Purchase, this opinion shall not be disclosed, referred to or published (in whole or in part), nor shall any public references to us be made, without H.C. Wainwright & Co., LLC’s prior written approval. This opinion has been approved for issuance by the H.C. Wainwright & Co., LLC Fairness Opinion Committee.

This opinion addresses only the fairness, from a financial point of view, to Purchaser of the proposed Closing Consideration and does not address the relative merits of the Purchase or any alternatives to the Purchase, Purchaser’s underlying decision to proceed with or effect the Purchase, or any other aspect of the Purchase. This opinion does not address the fairness of the Purchase to the holders of any class of securities, creditors or other constituencies of Purchaser. We are not experts in, nor do we express an opinion on, legal, tax, accounting or regulatory issues. We do not express an opinion about the fairness of the amount or nature of any compensation payable or to be paid to any of the officers, directors or employees of Purchaser, whether or not relative to the Purchase.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Closing Consideration to be paid by Purchaser pursuant to the Agreement is fair, from a financial point of view to Purchaser.
Sincerely,
/s/ H.C. Wainwright & Co., LLC

H.C. Wainwright & Co., LLC

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY T00546-TBD For Against Abstain ! ! ! TRANSCODE THERAPEUTICS, INC. 6 LIBERTY SQUARE, #2382 BOSTON, MASSACHUSETTS 02109 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 2. Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635(a), the potential issuance of Common Stock upon conversion of the Series C Preferred Stock. 3. Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635(d), the potential issuance of shares of Common Stock pursuant to the SEPA and Convertible Notes. 4. Approval of a proposal to adjourn the Special Meeting of Stockholders to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of each of Proposal 1, Proposal 2, and Proposal 3. 1. Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the potential issuance of Common Stock upon conversion of the Series A Preferred Stock and the Series B Preferred Stock. TRANSCODE THERAPEUTICS, INC. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote FOR the following proposals: VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RNAZ2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ! ! ! ! ! ! ! ! ! SCAN TO VIEW MATERIALS & VOTE w

T00547-TBD Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. TRANSCODE THERAPEUTICS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS [TBD] The undersigned, revoking all prior proxies, hereby appoints Thomas A. Fitzgerald, with full power of substitution, as proxy to represent and vote all common stock of TransCode Therapeutics, Inc. (the "Company") which the undersigned will be entitled to vote if personally present at the Special Meeting of Stockholders (or any adjournment thereof) of the Company to be held on [TBD], at [TBD], Eastern Time, upon the matters set forth in the Proxy Statement, a copy of which has been received by the undersigned. Each share of common stock is entitled to one vote. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE